Board of Governors of the Federal Reserve System
OMB Number: 7100-0036
Federal Deposit Insurance Corporation
OMB Number: 3064-0052
Office of the Comptroller of the Currency
OMB Number: 1557-0081
Expires April 30, 2006
Federal Financial Institutions Examination Council

Please refer to page i, Table of Contents, for the required disclosure of estimated burden.

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Off ices—FFIEC 031

Report at the close of business June 30, 2003

This report is required by law: 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

(20030630)
(RCRI 9999)

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. terrirories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I, Karen B. Martin, Vice President

Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/ Karen B. Martin
Signature of Officer Authorized to Sign Report

July 21, 2003
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ [ILLEGIBLE]
Director (Trustee)

/s/ [ILLEGIBLE]
Director (Trustee)

/s/ [ILLEGIBLE]
Director (Trustee)

Submission of Reports

Each bank must prepare its Reports of Condition and Income either:

(a)          in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data Systems Corporation (EDS), by modem or on computer diskette; or

(b)         in hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That party

(if other than EDS) must transmit the bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call
Report Services, 13890 Bishops Drive, Suite 110,
Brookfield, WI 53005, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the completed report that the bank places in its files.

FDIC Certificate Number:	05208
(RCRI 9050)

Wells Fargo Bank Minnesota, N.A.
Legal Title of Bank (TEXT 9010)

Minneapolis
City (TEXT 9130)

MN	55479
State Abbrev.(TEXT 9200)	Zip Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

FFIEC 031

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices

Table of Contents

Signature Page
Contact Information
Report of Income
Schedule RI - Income Statement
Schedule RI-A - Changes in Equity Capital
Schedule RI-B - Charge-offs and Recoveries on Loans and Leases and Changes in Allowance for Loan and Lease Losses
Schedule RI-D - Income from International Operations
Schedule RI-E - Explanations

Disclosure of Estimated Burden

The estimated average burden associated with this information collection is 37.0 hours per respondent and is estimated to vary from 15 to 550 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is  not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs,  Office of Management and Budget, Washington, D.C. 20503, and to one of the following:

Secretary

Board of Governors of the Federal Reserve System

Washington, D.C.  20551

Legislative and Regulatory Analysis Division

Office of the Comptroller of the Currency

Washington, D.C.  20219

Assistant Executive Secretary

Federal Deposit Insurance Corporation

Washington, D.C.  20429

Report of Condition
Schedule RC - Balance Sheet
Schedule RC-A - Cash and Balances Due From Depository Institutions
Schedule RC-B - Securities
Schedule RC-C - Loans and Lease Financing Receivables:
Part I. Loans and Leases
Part II. Loans to Small Businesses and Small Farms (to be completed for the June report only; not included in the forms for the September and December reports)
Schedule RC-D - Trading Assets and Liabilities (to be completed only by selected banks)
Schedule RC-E - Deposit Liabilities
Schedule RC-F - Other Assets
Schedule RC-G - Other Liabilities
Schedule RC-H - Selected Balance Sheet Items for Domestic Offices
Schedule RC-I - Assets and Liabilities of IBFs
Schedule RC-K - Quarterly Averages
Schedule RC-L - Derivatives and Off-Balance Sheet Items
Schedule RC-M - Memoranda
Schedule RC-N - Past Due and Nonaccrual Loans, Leases, and Other Assets
Schedule RC-O - Other Data for Deposit Insurance and FICO Assessments
Schedule RC-R - Regulatory Capital

Schedule RC-S - Servicing, Securitization, and Asset Sales Activities

Schedule RC-T - Fiduciary and Related Services
Optional Narrative Statement Concerning the Amounts Reported in the Reports of Condition and Income

Special Report (to be completed by all banks)

For information or assistance, National and State nonmember banks should contact the FDIC’s Reports Analysis and Quality Control Section, 550 17th Street, NW, Washington, D.C. 20429, toll free on (800) 688-FDIC(3342), Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern time.  State member banks should contact their Federal Reserve District Bank.

Emergency Contact Information

This information is being requested so the Agencies can distribute critical, time sensitive information to emergency contacts at banks. Please provide primary contact information for a senior official of the bank who has decision-making authority. Also provide information for a secondary contact if available. Enter “none” for the contact’s e-mail address or fax number if not available. Emergency contact information is for the confidential use of the Agencies and will not be released to the public.

Primary Contact	Secondary Contact

Jon R. Campbell
Name (TEXT C366)	Name (TEXT C371)

Chairman, President & CEO
Title (TEXT C367)	Title (TEXT C372)

none
E-Mail Address (TEXT C368)	E-Mail Address (TEXT C373)

612-316-1985
Telephone: Area code/phone number/extension (TEXT C369)	Telephone: Area code/phone number/extension (TEXT C374)

612-667-0733
Fax: Area code/phone number (TEXT C370)	Fax: Area code/phone number (TEXT C375)

USA PATRIOT Act Section 314(a) Anti-Money Laundering Contact Information

This information is being requested to identify points-of-contact who are in charge of your depository institution’s Section 314(a) searches and who could be contacted by federal law enforcement officers for additional information related to anti-terrorist financing and anti-money laundering. Please provide information for a secondary contact if available. Enter “none” for the contacts’s e-mail address or fax number if not available. USA PATRIOT Act contact information is for the confidential use of the Agencies and will not be released to the public.

Primary Contact	Secondary Contact

Art Wilson	Kathy Peterson
Name (TEXT C437)	Name (TEXT C442)

SVP, Investigations Director	VP, BSA Compliance Officer
Title (TEXT C438)	Title (TEXT C443)

wilsona@wellsfargo.com	kathryn.l.peterson@wellsfargo.com
E-Mail Address (TEXT C439)	E-Mail Address (TEXT C444)

626-919-6050	612-667-9925
Telephone: Area code/phone number/extension (TEXT C440)	Telephone: Area code/phone number/extension (TEXT C445)

626-919-6099	612-667-8641
Fax: Area code/phone number (TEXT C441)	Fax: Area code/phone number (TEXT C446)

Wells Fargo Bank Minnesota, N.A.	FFIEC 031
Legal Title of Bank	RI-1

Minneapolis
City

MN	55479
State	Zip Code

Transmitted to InterCept on 07/29/2003. Confirmation Number - 0007954

FDIC Certificate Number - 05208

Consolidated Report of Income
for the period January 1, 2003 – June 30, 2003

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

Schedule RI—Income Statement

Dollar Amounts in Thousands		RIAD	Bil | Mil | Thou
1.	Interest Income:
a.	Interest and fee income on loans:
	(1) In domestic offices:
	(a) Loans secured by real estate	4011	734,574	1.a.1.a
	(b) Loans to finance agricultural production and other loans to farmers	4024	5,275	1.a.1.b
	(c) Commercial and industrial loans	4012	159,455	1.a.1.c
	(d) Loans to individuals for household, family, and other personal expenditures:
	(1) Credit cards	B485	0	1.a.1.d.1
	(2) Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B486	33,222	1.a.1.d.2
	(e) Loans to foreign governments and official institutions	4056	0	1.a.1.e
	(f) All other loans in domestic offices	B487	45,687	1.a.1.f
	(2) In foreign offices, Edge and Agreement subsidiaries, and IBFs	4059	41	1.a.2
	(3) Total interest and fee income on loans (sum of items 1.a.(1)(a) through 1.a.(2))	4010	978,254	1.a.3
b.	Income from lease financing receivables	4065	82,001	1.b
c.	Interest income on balances due from depository institutions: (1)	4115	220	1.c
d.	Interest and dividend income on securities:
	(1) U.S. Treasury securities and U.S. Government agency obligations (excluding mortgage-backed securities)	B488	7,323	1.d.1
	(2) Mortgage-backed securities	B489	27,714	1.d.2
	(3) All other securities (includes securities issued by states and political subdivisions in the U.S.)	4060	15,993	1.d.3
e.	Interest income from trading assets	4069	1,835	1.e
f.	Interest income on federal funds sold and securities purchased under agreements to resell	4020	64,029	1.f
g.	Other interest income	4518	6,952	1.g
h.	Total interest income (sum of items 1.a.(3) through 1.g)	4107	1,184,321	1.h
2.	Interest expense:
a.	Interest on deposits:
	(1) Interest on deposits in domestic offices:
	(a) Transaction accounts (NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts)	4508	397	2.a.1.a
	(b) Nontransaction accounts:
	(1) Savings deposits (includes MMDAs)	0093	37,294	2.a.1.b.1
	(2) Time deposits of $100,000 or more	A517	5,377	2.a.1.b.2
	(3) Time deposits of less than $100,000	A518	25,425	2.a.1.b.3
	(2) Interest on deposits in foreign offices, Edge and Agreement subsidiaries, and IBFs	4172	32,127	2.a.2
b.	Expense of federal funds purchased and securities sold under agreements to repurchase	4180	12,567	2.b
c.	Interest on trading liabilities and other borrowed money	4185	71,093	2.c

(1) Includes interest income on time certificates of deposits not held for trading.

Wells Fargo Bank Minnesota, N.A.	FFIEC 031
Legal Title of Bank	RI-2
Transmitted to InterCept on 07/29/2003. Confirmation Number - 0007954
FDIC Certificate Number - 05208

				Year-to-date
Dollar Amounts in Thousands			RIAD	Bil | Mil | Thou
2.	Interest expense (continued):
	d.	Interest on subordinated notes and debentures	4200	0			2.d
	e.	Total interest expense (sum of items 2.a through 2.d)	4073	184,280			2.e
3.	Net interest income (item 1.h minus 2.e)				4074	1,000,041	3
4.	Provision for loan and lease losses				4230	23,560	4
5.	Noninterest income:
	a.	Income from fiduciary activities (1)	4070	117,005			5.a
	b.	Service charges on deposit accounts in domestic offices	4080	91,040			5.b
	c.	Trading revenue (2)	A220	(2,293)			5.c
	d.	Investment banking, advisory, brokerage, and underwriting fees and commissions	B490	56,615			5.d
	e.	Venture capital revenue	B491	0			5.e
	f.	Net servicing fees	B492	0			5.f
	g.	Net securitization income	B493	0			5.g
	h.	(1) Insurance and reinsurance underwriting income	C386	33,294			5.h.1
		(2) Income from other insurance activities	C387	91			5.h.2
	i.	Net gains (losses) on sales of loans and leases	5416	0			5.i
	j.	Net gains (losses) on sales of other real estate owned	5415	318			5.j
	k.	Net gains (losses) on sales of other assets (excluding securities)	B496	(123,335)			5.k
	l.	Other noninterest income*	B497	211,004			5.l
	m.	Total noninterest income (sum of items 5.a through 5.l)			4079	383,739	5.m
6.	a.	Realized gains (losses) on held-to-maturity securities			3521	0	6.a
	b.	Realized gains (losses) on available-for-sale securities			3196	1,680	6.b
7.	Noninterest expense:
	a.	Salaries and employee benefits	4135	287,266			7.a
	b.	Expenses of premises and fixed assets (net of rental income) (excluding salaries and employee benefits and mortgage interest)	4217	63,688			7.b
	c.	(1) Goodwill impairment losses	C216	0			7.c.1
		(2) Amortization expense and impairment losses for other intangible assets	C232	1,857			7.c.2
	d.	Other noninterest expense *	4092	320,102			7.d
	e.	Total noninterest expense (sum of items 7.a through 7.d)			4093	672,913	7.e
8.	Income (loss) before income taxes and extraordinary items, and other adjustments (item 3 plus or minus items 4, 5.m, 6.a, 6.b, and 7.e)				4301	688,987	8
9.	Applicable income taxes (on item 8)				4302	231,264	9
10.	Income (loss) before extraordinary items and other adjusments (item 8 minus item 9)				4300	457,723	10
11.	Extraordinary items and other adjustments, net of income taxes *				4320	0	11
12.	Net income (loss) (sum of items 10 and 11)				4340	457,723	12

*            Describe on Schedule RI-E - Explanations.

(1)     For banks required to complete Schedule RC-T, items 12 through 19, income from fiduciary activities reported in Schedule RI, item 5.a, must equal the amount reported in Schedule RC-T, item 19.

(2)     For banks required to complete Schedule RI, Memorandum item 8, trading revenue reported in Schedule RI, item 5.c must equal the sum of Memorandum items 8.a through 8.d.

Memoranda

				Year-to-Date
Dollar Amounts in Thousands			RIAD	Bil | Mil | Thou
1.	Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after August 7, 1986, that is not deductible for federal income tax purposes		4513	48	M.1
2.	Income from the sale and servicing of mutual funds and annuities in domestic offices (included in Schedule RI, item 8)		8431	56,628	M.2
3.	Income on tax-exempt loans and leases to states and political subdivisions in the U.S. (included in Schedule RI, items 1.a and 1.b)		4313	1,180	M.3
4.	Income on tax-exempt securities issued by states and political subdivisions in the U.S. (included in Schedule RI, item 1.d.(3))		4507	9,556	M.4
				Number
5.	Number of full-time equivalent employees at end of current period (round to nearest whole number)		4150	7,513	M.5
6.	Not applicable
			CCYY / MM / DD
7.	If the reporting bank has restated its balance sheet as a result of applying push down accounting this calendar year, report the date of the bank’s acquisition (1)		9106	N/A	M.7

8.	Trading revenue (from cash instruments and derivative instruments) (sum of Memorandum items 8.a through 8.d must equal Schedule RI, item 5.c)
	(To be completed by banks that reported average trading assets
	(Schedule RC-K, item 7) of $2 million or more for any quarter of the preceding calendar year.):
			RIAD	Bil | Mil | Thou
	a.	Interest rate exposures	8757	(2,293)	M.8.a
	b.	Foreign exchange exposures	8758	0	M.8.b
	c.	Equity security and index exposures	8759	0	M.8.c
	d.	Commodity and other exposures	8760	0	M.8.d

			RIAD	Bil | Mil | Thou
9.	Impact on income of derivatives held for purposes other than trading:
	a.	Net increase (decrease) to interest income	8761	0	M.9.a
	b.	Net (increase) decrease to interest expense	8762	3,850	M.9.b
	c.	Other (noninterest) allocations	8763	0	M.9.c
10.	Credit losses on derivatives (see instructions)		A251	0	M.10
11.	Does the reporting bank have a Subchapter S election in effect for federal income tax purposes for the current tax year ?			YES / NO
			A530	NO	M.11

(1) For example, a bank acquired on June 1, 2001, would report 20010601

Wells Fargo Bank Minnesota, N.A.	FFIEC 031
Legal Title of Bank	RI-4
Transmitted to InterCept on 07/29/2003. Confirmation Number - 0007954
FDIC Certificate Number - 05208

Schedule RI-A—Changes in Equity Capital

Indicate decreases and losses in parentheses.

Dollar Amounts in Thousands		RIAD	Bil | Mil | Thou
1.	Total equity capital most recently reported for the December 31, 2002, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income)	3217	4,079,693	1
2.	Restatements due to corrections of material accounting errors and changes in accounting principles*	B507	0	2
3.	Balance end of previous calendar year as restated (sum of items 1 and 2)	B508	4,079,693	3
4.	Net income (loss) (must equal Schedule RI, item 12)	4340	457,723	4
5.	Sale, conversion, acquisition, or retirement of capital stock, net (excluding treasury stock transactions)	B509	0	5
6.	Treasury stock transactions, net	B510	0	6
7.	Changes incident to business combinations, net	4356	0	7
8.	LESS: Cash dividends declared on preferred stock	4470	0	8
9.	LESS: Cash dividends declared on common stock	4460	1,042,600	9
10.	Other comprehensive income (1)	B511	9,545	10
11.	Other transactions with parent holding company * (not included in items 5, 6, 8, or 9 above)	4415	0	11
12.	Total equity capital end of current period (sum of items 3 through 11) (must equal Schedule RC, item 28)	3210	3,504,361	12

* Describe on Schedule RI-E - Explanations.

(1)     Includes changes in net unrealized holding gains (losses) on available-for-sale securities, changes in accumulated net gains (losses) on cash flow hedges, foreign currency translation adjustments, and changes in minimum pension liability adjustments.

Schedule RI-B—Charge-offs and Recoveries on Loans and Leases and Changes in Allowance for Loan and Lease Losses

Part I. Charge-offs and Recoveries on Loans and Leases

Part I includes charge-offs and recoveries through the allocated transfer risk reserve.

				(Column A) Charge-offs (1)		(Column B) Recoveries
			Calendar year-to-date
Dollar Amounts in Thousands			RIAD	Bil | Mil | Thou	RIAD	Bil | Mil | Thou
1.	Loans secured by real estate:
	a.	Construction, land development, and other land loans in domestic offices	3582	16	3583	128	1.a
	b.	Secured by farmland in domestic offices	3584	0	3585	177	1.b
	c.	Secured by 1-4 family residential properties in domestic offices:
		(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	5411	384	5412	114	1.c.1
		(2) Closed-end loans secured by 1-4 family residential properties:
		(a) Secured by first liens	C234	1,685	C217	61	1.c.2.a
		(b) Secured by junior liens	C235	1,285	C218	453	1.c.2.b
	d.	Secured by multifamily (5 or more) residential properties in domestic offices	3588	0	3589	0	1.d
	e.	Secured by nonfarm nonresidential properties in domestic offices	3590	537	3591	250	1.e
	f.	In foreign offices	B512	0	B513	0	1.f
2.	Loans to depository institutions and acceptances of other banks:
	a.	To U.S. banks and other U.S. depository institutions	4653	0	4663	0	2.a
	b.	To foreign banks	4654	0	4664	0	2.b
3.	Loans to finance agricultural production and other loans to farmers		4655	36	4665	176	3
4.	Commercial and industrial loans:
	a.	To U.S. addressees (domicile)	4645	18,245	4617	3,970	4.a
	b.	To non-U.S. addressees (domicile)	4646	0	4618	0	4.b

(1) Include write-downs arising from transfers of loans to a held-for-sale account.

FFIEC 031
RI-5

				(Column A) Charge-offs (1)		(Column B) Recoveries
			Calendar year-to-date
Dollar Amounts in Thousands			RIAD	Bil | Mil | Thou	RIAD	Bil | Mil | Thou
5.	Loans to individuals for household, family, and other personal expenditures:
	a.	Credit cards	B514	0	B515	0	5.a
	b.	Other (includes single payment, installment, all student loans and revolving credit plans other than credit cards)	B516	3,796	B517	2,999	5.b
6.	Loans to foreign governments and official institutions		4643	0	4627	0	6
7.	All other loans		4644	69	4628	25	7
8.	Lease financing receivables:
	a.	To U.S. addressees (domicile)	4658	7,742	4668	945	8.a
	b.	To non-U.S. addressees (domicile)	4659	0	4669	0	8.b
9.	Total (sum of items 1 through 8)		4635	33,795	4605	9,298	9

Memoranda
			(Column A) Charge-offs (1)		(Column B) Recoveries
		Calendar year-to-date
Dollar Amounts in Thousands		RIAD	Bil | Mil | Thou	RIAD	Bil | Mil | Thou
1.	Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RI-B, part I, items 4 and 7, above	5409	0	5410	0	M.1
2.	Loans secured by real estate to non-U.S. addresses (domicile) (included in Schedule RI-B, part I, item 1, above):	4652	0	4662	0	M.2
3.	Not applicable.

			Calendar year-to-date
		RIAD	Bil | Mil | Thou
4)

Memorandum item 4 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.

	Uncollectible retail credit card fees and finance charges reversed against income (i.e., not included in charge-offs against the allowance for loan and lease losses)	C388	0	M.4

(1) Include write-downs arising from transfers of loans to a held-for-sale account.

FFIEC 031
RI-6

Part II. Changes in Allowance for Loan and Lease Losses

Dollar Amounts in Thousands		RIAD	Bil | Mil | Thou
1.	Balance most recently reported for the December 31, 2002, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income)	B522	284,263	1
2.	Recoveries (must equal part I, item 9, column B above)	4605	9,298	2
3.	LESS: Charge-offs (must equal part I, item 9, column A above less Schedule RI-B, part II, item 4)	C079	33,795	3
4.	LESS: Write-downs arising from transfers of loans to a held-for-sale account	5523	0	4
5.	Provision for loan and lease losses (must equal Schedule RI, item 4)	4230	23,560	5
6.	Adjustments * (see instructions for this schedule)	C233	(232)	6
7.	Balance end of current period (sum of items 1, 2, 5, and 6, less items 3 and 4) (must equal Schedule RC, item 4.c)	3123	283,094	7

Memoranda

Dollar Amounts in Thousands		RIAD	Bil | Mil | Thou
1.	Allocated transfer risk reserve included in Schedule RI-B, part II, item 7, above	C435	0	M.1

Memorandum items 2 and 3 are to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.

2.	Separate valuation allowance for uncollectible retail credit card fees and finance charges	C389	0	M.2
3.	Amount of allowance for loan and leases losses attributable to retail credit card fees and finance charges	C390	0	M.3

* Describe on Schedule RI-E—Explanations.

Schedule RI-D—Income from International Operations

For all banks with foreign offices, Edge or Agreement subsidiaries, or IBFs where international operations account for more than 10 percent of total revenues, total assets, or net income.

				Year-to-Date
Dollar Amounts in Thousands			RIAD	Bil | Mil | Thou
1.	Interest income and expense attributable to international operations:
	a.	Gross interest income	B523	N/A	1.a
	b.	Gross interest expense	B524	N/A	1.b
2.	Net interest income attributable to international operations (item 1.a minus 1.b)		B525	N/A	2.
3.	Noninterest income and expense attributable to international operations:
	a.	Noninterest income attributable to international operations	4097	N/A	3.a
	b.	Provision for loan and lease losses attributable to international operations	4235	N/A	3.b
	c.	Other noninterest expense attributable to international operations	4239	N/A	3.c
	d.	Net noninterest income (expense) attributable to international operations (item 3.a minus 3.b and 3.c)	4843	N/A	3.d
4.	Estimated pretax income attributable to international operations before capital allocation adjustment (sum of items 2 and 3.d)		4844	N/A	4
5.	Adjustment to pretax income for internal allocations to international operations to reflect the effects of equity capital on overall bank funding costs		4845	N/A	5
6.	Estimated pretax income attributable to international operations after capital allocation adjustment (sum of items 4 and 5)		4846	N/A	6
7.	Income taxes attributable to income from international operations as estimated in item 6		4797	N/A	7
8.	Estimated net income attributable to international operations (item 6 minus 7)		4341	N/A	8

Wells Fargo Bank Minnesota, N.A.	FFIEC 031
Legal Title of Bank	RI-7
Transmitted to InterCept on 07/29/2003. Confirmation Number - 0007954

FDIC Certificate Number - 05208	10

Schedule RI-E—Explanations

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Detail all adjustments in Schedules RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)

							Year-to-Date
Dollar Amounts in Thousands						RIAD	Bil | Mil | Thou
1.	Other noninterest income (from Schedule RI, item 5.l) Itemize and describe amounts that exceed 1% of the sum of Schedule RI, items 1.h and 5.m:
			TEXT
	a.		Income and fees from the printing and sale of checks			C013	0	1.a
	b.		Earnings on/increase in value of cash surrender value of life insurance			C014	0	1.b
	c.		Income and fees from automated teller machines (ATMs)			C016	0	1.c
	d.		Rent and other income from other real estate owned			4042	0	1.d
	e.		Safe deposit box rent			C015	0	1.e
	f.	4461	Intercompany Allocations			4461	130,926	1.f
	g.	4462	Loan Origination Fees			4462	28,992	1.g
	h.	4463	Credit Card Fees			4463	21,364	1.h
2.	Other noninterest expense (from Schedule RI, item 7.d): Itemize and describe amounts that exceed 1% of the sum of of Schedule RI, items 1.h and 5.m:
			TEXT
	a.		Data processing expenses			C017	0	2.a
	b.		Advertising and marketing expenses			0497	0	2.b
	c.		Director’s fees			4136	0	2.c
	d.		Printing, stationery, and supplies			C018	0	2.d
	e.		Postage			8403	0	2.e
	f.		Legal fees and expenses			4141	0	2.f
	g.		FDIC deposit insurance assessments			4146	0	2.g
	h.	4464	Intercompany Allocations			4464	220,352	2.h
	I.	4467	Fees and Service Charges			4467	20,112	2.I
	j.	4468				4468	N/A	2.j
3.	Extraordinary items and other adjustments and applicable income tax effect (from Schedule RI, item 11) (itemize and describe all extraordinary items and other adjustments):
			TEXT
a.	(1)	4469				4469	N/A	3.a.1
		(2) Applicable income tax effect		4486	0			3.a.2
b.	(1)	4487				4487	N/A	3.b.1
		(2) Applicable income tax effect		4488	0			3.b.2
c.	(1)	4489				4489	N/A	3.c.1
		(2) Applicable income tax effect		4491	0			3.c.2

						Year-to-Date
Dollar Amounts in Thousands					RIAD	Bil | Mil | Thou
4.	Restatements due to corrections of material accounting errors and changes in accounting principles (from Schedule RI-A, item 2) (itemize and describe all restatements):
			TEXT
	a.	B526			B526	N/A	4.a
	b.	B527			B527	N/A	4.b
5.	Other transactions with parent holding company (from Schedule RI-A, item 11) (itemize and describe all such transactions):
			TEXT
	a.	4498			4498	N/A	5.a
	b.	4499			4499	N/A	5.b
6.	Adjustments to allowance for loan and lease losses (from Schedule RI-B, part II, item 6) (itemize and describe all adjustments):
			TEXT
	a.	4521	Paydowns of Securitizations with affil		4521	(232)	6.a
	b.	4522			4522	N/A	6.b
7.	Other explanations (the space below is provided for the bank to briefly describe, at its option, any other significant items affecting the Report of Income):
			RIAD
	X = NO COMMENT - Y = COMMENT		4769	X
	Other explanations (please type or print clearly):
			TEXT (70 characters per line)
		4769

Wells Fargo Bank Minnesota, N.A.		FFIEC 031
Legal Title of Bank		RC-1

Minneapolis
City

MN	55479
State	Zip Code

Transmitted to InterCept on 07/29/2003. Confirmation Number - 0007954

FDIC Certificate Number - 05208

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands					RCFD	Bil | Mil | Thou
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin (1)			0081	1,819,745	1.a
	b.	Interest-bearing balances (2)			0071	63,431	1.b
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	1,865,480	2.b
3.	Federal funds sold and securities purchased under agreements to resell:				RCON
	a.	Federal funds sold in domestic offices			B987	10,645,654	3.a
					RCFD
	b.	Securities purchased under agreements to resell (3)			B989	117,205	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale			5369	20,212,668	4.a
	b.	Loans and leases, net of unearned income	B528	18,158,817			4.b
	c.	LESS: Allowance for loan and lease losses	3123	283,094			4.c
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	17,875,723	4.d
5.	Trading assets (from Schedule RC-D)				3545	440,047	5
6.	Premises and fixed assets (including capitalized leases)				2145	147,675	6
7.	Other real estate owned (from Schedule RC-M)				2150	6,229	7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)				2130	0	8
9.	Customers’ liability to this bank on acceptances outstanding				2155	17,335	9
10.	Intangible assets:
	a.	Goodwill			3163	291,457	10.a
	b.	Other intangible assets (from Schedule RC-M)			0426	10,980	10.b
11.	Other assets (from Schedule RC-F)				2160	1,379,851	11
12.	Total assets (sum of items 1 through 11)				2170	54,893,480	12

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

FFIEC 031
RC-2

Dollar Amounts in Thousands						Bil | Mil | Thou
LIABILITIES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			RCON
					2200	36,876,418	13.a
		(1) Noninterest-bearing (1)	6631	24,164,802			13.a.1
		(2) Interest-bearing	6636	12,711,616			13.a.2
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
		(from Schedule RC-E, part II)			2200	4,858,288	13.b
		(1) Noninterest-bearing	6631	604			13.b.1
		(2) Interest-bearing	6636	4,857,684			13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:				RCON
	a.	Federal funds purchased in domestic offices (2)			B993	1,390,789	14.a
					RCFD
	b.	Securities sold under agreements to repurchase (3)			B995	286,212	14.b
15.	Trading liabilities (from Schedule RC-D)				3548	50,296	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				3190	6,717,939	16
17.	Not applicable
18.	Bank’s liability on acceptances executed and outstanding				2920	17,335	18
19.	Subordinated notes and debentures(4)				3200	0	19
20.	Other liabilities (from Schedule RC-G)				2930	1,191,842	20
21.	Total liabilities (sum of items 13 through 20)				2948	51,389,119	21
22.	Minority interest in consolidated subsidiaries				3000	0	22
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus				3838	0	23
24.	Common stock				3230	100,000	24
25.	Surplus (exclude all surplus related to preferred stock)				3839	2,133,596	25
26.	a.	Retained earnings			3632	1,208,412	26.a
	b.	Accumulated other comprehensive income (5)			B530	62,353	26.b
27.	Other equity capital components (6)				A130	0	27
28.	Total equity capital (sum of items 23 through 27)				3210	3,504,361	28
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)				3300	54,893,480	29

Memorandum

To be reported only with the March Report of Condition.
					RCFD	Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2002				6724	N/A	M. 1

1 =        Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =        Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =        Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =        Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =        Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =        Review of the bank’s financial statements by external auditors

7 =        Compilation of the bank’s financial statements by external auditors

8 =        Other audit procedures (excluding tax preparation work)

9 =   No external audit work

(1)          Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)          Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “other borrowed money.”

(3)          Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)          Includes limited-life preferred stock and related surplus.

(5)          Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)          Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Wells Fargo Bank Minnesota, N.A.	FFIEC 031
Legal Title of Bank	RC-3
Transmitted to InterCept on 07/29/2003. Confirmation Number - 0007954
FDIC Certificate Number - 05208

Schedule RC-A—Cash and Balances Due From Depository Institutions

Exclude assets held for trading.

				(Column A) Consolidated Bank		(Column B) Domestic Offices
Dollar Amounts in Thousands			RCFD	Bil | Mil | Thou	RCON	Bil | Mil | Thou
1.	Cash items in process of collection, unposted debits, and currency and coin		0022	1,621,953			1
	a.	Cash items in process of collection and unposted debits			0020	1,501,013	1.a
	b.	Currency and coin			0080	120,940	1.b
2.	Balance due from depository institutions in the U.S.				0082	220,471	2
	a.	U.S. branches and agencies of foreign banks (including their IBFs)	0083	0			2.a
	b.	Other commercial banks in the U.S. and other depository institutions in the U.S. (including their IBFs)	0085	220,762			2.b
3.	Balances due from banks in foreign countries and foreign central banks				0070	6,876	3
	a.	Foreign branches of other U.S. banks	0073	6,594			3.a
	b.	Other banks in foreign countries and foreign central banks	0074	282			3.b
4.	Balances due from Federal Reserve Banks		0090	33,585	0090	33,532	4
5.	Total (sum of items 1 through 4) (total of column A must equal Schedule RC, sum of items 1.a and 1.b)		0010	1,883,176	0010	1,882,832	5

Schedule RC-B—Securities

Exclude assets held for trading.

			Held-to-maturity				Available-for-sale
				(Column A) Amortized Cost		(Column B) Fair Value		(Column C) Amortized Cost		(Column D) Fair Value
Dollar Amounts in Thousands			RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou
1.	U.S. Treasury securities		0211	0	0213	0	1286	186,276	1287	199,994	1
2.	U.S. Government agency obligations (exclude mortgage-backed securities):
	a.	Issued by U.S. Government agencies (1)	1289	0	1290	0	1291	4	1293	4	2.a
	b.	Issued by U.S. Government-sponsored agencies (2)	1294	0	1295	0	1297	161,803	1298	168,515	2.b
3.	Securities issued by states and political subdivisions in the U.S.		8496	0	8497	0	8498	258,434	8499	281,431	3

(1)          Includes Small Business Administration ‘Guaranteed Loan Pool Certificates,’ U.S. Maritime Administration obligations, and Export - Import Bank participation certificates.

(2)          Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, The Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

FFIEC 031
RC-4

			Held-to-maturity				Available-for-sale
				(Column A) Amortized Cost		(Column B) Fair Value		(Column C) Amortized Cost		(Column D) Fair Value
Dollar Amounts in Thousands			RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou
4.	Mortgage-backed securities (MBS):
	a.	Pass-through securities:
		(1) Guaranteed by GNMA	1698	0	1699	0	1701	162,712	1702	173,882	4.a.1
		(2) Issued by FNMA and FHLMC	1703	0	1705	0	1706	268,778	1707	287,259	4.a.2
		(3) Other pass-through securities	1709	0	1710	0	1711	0	1713	0	4.a.3
	b.	Other mortgage-backed securities (include CMOs, REMICs and stripped MBS):
		(1) Issued or guaranteed by FNMA, FHLMC, or GNMA	1714	0	1715	0	1716	425,503	1717	434,109	4.b.1
		(2) Collateralized by MBS issued or guaranteed by FNMA, FHLMC, or GNMA	1718	0	1719	0	1731	3	1732	3	4.b.2
		(3) All other mortgage-backed securities	1733	0	1734	0	1735	153,000	1736	154,291	4.b.3
5.	Asset-backed securities (ABS):
	a.	Credit card receivables	B838	0	B839	0	B840	0	B841	0	5.a
	b.	Home equity lines	B842	0	B843	0	B844	0	B845	0	5.b
	c.	Automobile loans	B846	0	B847	0	B848	0	B849	0	5.c
	d.	Other consumer loans	B850	0	B851	0	B852	0	B853	0	5.d
	e.	Commercial and industrial loans	B854	0	B855	0	B856	2,463	B857	2,716	5.e
	f.	Other	B858	0	B859	0	B860	0	B861	0	5.f
6.	Other debt securities:
	a.	Other domestic debt securities	1737	0	1738	0	1739	83,266	1741	91,560	6.a
	b.	Foreign debt securities	1742	0	1743	0	1744	47,278	1746	57,104	6.b
7.	Investments in mutual funds and other equity securities with readily determinable fair values (1)						A510	13,996	A511	14,612	7
8.	Total (sum of items 1 through 7) (total of Column A must equal Schedule RC item 2.a) (total of column D must equal Schedule RC, item 2.b)		1754	0	1771	0	1772	1,763,516	1773	1,865,480	8

(1) Report Federal Reserve stock, Federal Home Loan Bank stock, and banker’s bank stock in Schedule RC-F, item 4.

Memoranda

Dollar Amounts in Thousands				RCFD	Bil | Mil | Thou

1.	Pledged securities (1)			0416	141,254	M.1
2.	Maturity and repricing data for debt securities (1, 2) (excluding those in nonaccrual status):
	a.

Securities issued by the U.S. Treasury, U.S. Government agencies, and states and political subdivisions in the U.S.; other non-mortgage debt securities; and mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date of: (3,4)

		(1)	Three months or less	A549	232,320	M.2.a.1
		(2)	Over three months through 12 months	A550	52,366	M.2.a.2
		(3)	Over one year through three years	A551	63,195	M.2.a.3
		(4)	Over three years through five years	A552	131,004	M.2.a.4
		(5)	Over five years through 15 years	A553	221,575	M.2.a.5
		(6)	Over 15 years	A554	100,864	M.2.a.6
	b.	Mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date of: (3,5)
		(1)	Three months or less	A555	2,959	M.2.b.1
		(2)	Over three months through 12 months	A556	3,458	M.2.b.2
		(3)	Over one year through three years	A557	125	M.2.b.3
		(4)	Over three years through five years	A558	1,584	M.2.b.4
		(5)	Over five years through 15 years	A559	71,140	M.2.b.5
		(6)	Over 15 years	A560	381,875	M.2.b.6
	c.	Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS; exclude mortgage pass-through securities) with an expected average life of: (6)
		(1)	Three years or less	A561	263,283	M.2.c.1
		(2)	Over three years	A562	325,120	M.2.c.2
	d.	Debt securities with a REMAINING MATURITY of one year or less (included in Memorandum items 2.a through 2.c above)		A248	166,389	M.2.d
3.	Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date (report the amortized cost at date of sale or transfer)			1778	0	M.3
4.	Structured notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, items 2, 3, 5, and 6):
	a.	Amortized cost		8782	0	M.4.a
	b.	Fair value		8783	0	M.4.b

(1)          Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.

(2)          Exclude investments in mutual funds and other equity securities with readily determinable fair values.

(3)          Report fixed rate debt securities by remaining maturity and floating rate debt securities by next repricing date.

(4)          Sum of Memorandum items 2.a.(1) through 2.a.(6) plus any nonaccrual debt securities in the categories of debt securities reported in Memorandum item 2.a that are included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, sum of items 1, 2, 3, 5,  and 6, columns A and D, plus mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.

(5)          Sum of Memorandum items 2.b.(1) through 2.b.(6) plus any nonaccrual mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.a, sum of columns A and D, less the amount of mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.

(6)          Sum of Memorandum items 2.c.(1) and 2.c.(2) plus any nonaccrual “Other mortgage-backed securities” included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.b, sum of columns A and D.

Wells Fargo Bank Minnesota, N.A.	FFIEC 031
Legal Title of Bank	RC-6
Transmitted to InterCept on 07/29/2003. Confirmation Number - 0007954
FDIC Certificate Number - 05208

Schedule RC-C—Loans and Lease Financing Receivables

Part I.  Loans and Leases

Do not deduct the allowance for loan and lease losses or the allocated transfer risk reserve from amounts reported in this schedule. Report (1) loans and leases held for sale at the lower of cost or market value and (2) loans and leases held for investment, net of unearned income. Exclude assets held for trading and commercial paper.

				(Column A) Consolidated Bank		(Column B) Domestic Offices
Dollar Amounts in Thousands			RCFD	Bil | Mil | Thou	RCON	Bil | Mil | Thou
1.	Loans secured by real estate		1410	25,143,331			1
	a.	Construction, land development, and other land loans			1415	230,758	1.a
	b.	Secured by farmland (including farm residential and other improvements)			1420	77,792	1.b
	c.	Secured by 1-4 family residential properties:
		(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit			1797	1,145,725	1.c.1
		(2) Closed-end loans secured by 1-4 family residential properties:
		(a) Secured by first liens			5367	22,041,600	1.c.2.a
		(b) Secured by junior liens			5368	863,581	1.c.2.b
	d.	Secured by multifamily (5 or more) residential properties			1460	52,144	1.d
	e.	Secured by nonfarm nonresidential properties			1480	731,731	1.e
2.	Loans to depository institutions and acceptances of other banks:
	a.	To commercial banks in the U.S.			B531	3,295,418	2.a
		(1) To U.S. branches and agencies of foreign banks	B532	0			2.a.1
		(2) To other commercial banks in the U.S.	B533	3,296,720			2.a.2
	b.	To other depository institutions in the U.S.	B534	0	B534	0	2.b
	c.	To banks in foreign countries			B535	1,302	2.c
		(1) To foreign branches of other U.S. banks	B536	0			2.c.1
		(2) To other banks in foreign countries	B537	1,362			2.c.2
3.	Loans to finance agricultural production and other loans to farmers		1590	166,064	1590	166,064	3
4.	Commercial and industrial loans:
	a.	To U.S. addressees (domicile)	1763	5,088,210	1763	5,088,210	4.a
	b.	To non-U.S. addressees (domicile)	1764	900	1764	0	4.b
5.	Not applicable.
6.	Loans to individuals for household, family, and other personal expenditures (i.e., consumer loans) (includes purchased paper):
	a.	Credit cards	B538	620	B538	620	6.a
	b.	Other revolving credit plans	B539	127,525	B539	127,525	6.b
	c.	Other consumer loans (includes single payment, installment, and and all student loans	2011	1,171,558	2011	1,171,558	6.c
7.	Loans to foreign government and official institutions (including foreign central banks)		2081	0	2081	0	7
8.	Obligations (other than securities and leases) of states and political subdivisions in the U.S.		2107	32,061	2107	32,061	8
9.	Other loans		1563	378,353			9
	a.	Loans for purchasing or carrying securities (secured and unsecured)			1545	129,445	9.a
	b.	All other loans (exclude consumer loans)			1564	248,908	9.b
10.	Lease financing receivables (net of unearned income)				2165	2,964,781	10
	a.	Of U.S. addressees (domicile)	2182	2,964,781			10.a
	b.	Of non-U.S. addressees (domicile)	2183	0			10.b
11.	LESS: Any unearned income on loans reflected in items 1-9 above		2123	0	2123	0	11
12.	Total loans and leases, net of unearned income (sum of items 1 through 10 minus item 11) (total of column A must equal Schedule RC, item 4.a and 4.b)		2122	38,371,485	2122	38,369,223	12

Memoranda

Dollar Amounts in Thousands				RCFD	Bil | Mil | Thou
1.	Loans and Leases restructured and in compliance with modified terms (included in Schedule RC-C, part I, and not reported as past due or nonaccrual in Schedule RC-N, Memorandum item 1) (exclude loans secured by 1-4 family residential properties and loans to individuals for household, family, and other personal expenditures)			1616	0	M.1
2.	Maturity and repricing data for loans and leases (excluding those in nonaccrual status):
	a.

Closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (reported in Schedule RC-C, part I, item 1.c.(2)(a), column B) with a remaining maturity or next repricing date of: (1, 2)

				RCON
		(1)	Three months or less	A564	19,867,431	M.2.a.1
		(2)	Over three months through 12 months	A565	468,548	M.2.a.2
		(3)	Over one year through three years	A566	32,121	M.2.a.3
		(4)	Over three years through five years	A567	77,561	M.2.a.4
		(5)	Over five years through 15 years	A568	1,131,005	M.2.a.5
		(6)	Over 15 years	A569	445,553	M.2.a.6
	b.

All loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column A) EXCLUDING closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (reported in Schedule RC-C, part I item 1.c.(2)(a), column B) with a remaining maturity or next repricing date of: (1,3)

				RCFD
		(1)	Three months or less	A570	7,867,465	M.2.b.1
		(2)	Over three months through 12 months	A571	1,156,859	M.2.b.2
		(3)	Over one year through three years	A572	2,432,839	M.2.b.3
		(4)	Over three years through five years	A573	2,087,061	M.2.b.4
		(5)	Over five years through 15 years	A574	1,656,750	M.2.b.5
		(6)	Over 15 years	A575	951,727	M.2.b.6
	c.	Loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column A) with a REMAINING MATURITY of one year or less (excluding those in nonaccrual status)		A247	24,649,000	M.2.c
3.	Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RC-C, part I, items 4 and 9, column A (4)			2746	153,008	M.3
4.	Adjustable rate closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (included in Schedule RC-C, part I, item 1.c.(2)(a), column B)				5,041,991	M.4
				RCON
				5370
5.	Loans secured by real estate to non-U.S. addresses (domicile) (included in Schedule RC-C, part I, item 1, column A)			RCFD	0	M.5
				B837
6)

Memorandum item 6 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.

	Outstanding credit card fees and finance charges included in Schedule RC-C, part I, item 6.a., column A			C391	0	M.6

(1)          Report fixed rate loans and leases by remaining maturity and floating rate loans by next repricing date.

(2)          Sum of Memorandum items 2.a.(1) through 2.a.(6) plus total nonaccrual closed-end loans secured by first liens on 1-4 family residential properties in domestic offices included in Schedule RC-N, item 1.c.(2)(a), column C must equal total closed-end loans secured by first liens on 1-4 family residential properties from . Schedule RC-C, part I, item 1.c.(2)(a), column B

(3)          Sum of Memorandum items 2.b.(1) through 2.b.(6) plus total nonaccrual loans and leases from Schedule RC-N, sum of items 1 through 8, column C, minus nonaccrual closed-end loans secured by first liens on 1-4 family residential properties in domestic offices included in Schedule RC-N, item 1.c.(2)(a), column C, must equal total loans and leases from Schedule RC-C, Part I, sum of items 1 through 10, column A, minus total closed-end loans secured by first liens on 1-4 family residential properties in domestic offices from Schedule RC-C, part I, item 1.c.(2)(a), column B.

(4)          Exclude loans secured by real estate that are included in Schedule RC-C, part I, item 1, column A.

FFIEC 031
RC-7a

Part II.  Loans to Small Businesses and Small Farms

Schedule RC-C, Part II is to be reported only with the June Report of Condition.

Report the number and amount currently outstanding as of June 30 of business loans with “original amounts” of  $1,000,000  or less and farm loans with “original amounts” of $500,000 or less.  The following guidelines should be used to determine the “original amount” of a loan:  (1) For loans drawn down under lines of credit or loan commitments, the “original amount” of the loan is the size of the line of credit or loan commitment when the line of credit or loan commitment was most recently  approved, extended, or renewed prior to the report date.  However, if the amount currently outstanding as of the report date exceeds this size, the “original amount” is the amount currently outstanding on the report date.  (2) For loan participations  and syndications, the “original amount” of the loan participation or syndication is the entire amount of credit originated by the  lead lender. (3) For all other loans, the “original amount” is the total amount of the loan at origination or the amount currently  outstanding as of the report date, whichever is larger.

Loans to Small Businesses

		RCON	YES / NO
1.	Indicate in the appropriate box at the right whether all or substantially all of the dollar volume of your bank’s “Loans secured by nonfarm nonresidential properties” in domestic offices reported in Schedule RC-C, part I, item 1.e, column B, and all or substantially all of the dollar volume of your bank’s “Commercial and industrial loans to U.S. addressees” in domestic offices reported in Schedule RC-C, part I, item 4.a, column B, have original amounts of $100,000 or less (If your bank has no loans outstanding in BOTH of these two loan categories, place an “X” in the box marked “NO.”)	6999	NO	1

If YES, complete items 2.a and 2.b below, skip items 3 and 4, and go to item 5. If NO and your bank has loans outstanding in either loan category, skip items 2.a and 2.b, complete items 3 and 4 below, and go to item 5. If NO and your bank has no loans outstanding in both loan categories, skip items 2 through 4, and go to item 5.

2.	Report the total number of loans currently outstanding for each of the following Schedule RC-C, part I, loan categories:

		RCON	Number of Loans
a.	“Loans secured by nonfarm nonresidential properties” in domestic offices reported in Schedule RC-C, part I, item 1.e, column B (Note: Item 1.e, column B, divided by the number of loans should NOT exceed $100,000.)	5562	N/A	2.a
b.	“Commercial and industrial loans to U.S. addressees” in domestic offices reported in Schedule RC-C, part I, item 4.a, column B (Note: Item 4.a, column B, divided by the number of loans should NOT exceed $100,000.)	5563	N/A	2.b

				(Column A) Number of Loans		(Column B) Amount Currently Outstanding
Dollar Amounts in Thousands			RCON		RCON	Bil | Mil | Thou
3.

Number and amount currently outstanding of “Loans secured by nonfarm nonresidential properties” in domestic offices reported in Schedule RC-C, part I, item 1.e, column B (sum of items 3.a through 3.c must be less than or equal to Schedule RC-C, part I, item 1.e, column B):

	a.	With original amounts of $100,000 or less	5564	790	5565	34,187	3.a
	b.	With original amounts of more than $100,000 through $250,000	5566	738	5567	104,465	3.b
	c.	With original amounts of more than $250,000 through $1,000,000	5568	820	5569	335,317	3.c
4.

Number and amount currently outstanding of “Commercial and industrial loans to U.S addressees” in domestic offices reported in Schedule RC-C, part I, item 4.a, column B (sum of items 4.a through 4.c must be less than or equal to Schedule RC-C, part I, item 4.a, column B):

	a.	With original amounts of $100,000 or less	5570	15,259	5571	444,923	4.a
	b.	With original amounts of more than $100,000 through $250,000	5572	6,619	5573	668,502	4.b
	c.	With original amounts of more than $250,000 through $1,000,000	5574	4,968	5575	1,468,083	4.c

18a

FFIEC 031
RC-7b

Agricultural Loans to Small Farms

	RCON	YES / NO
5.

Indicate in the appropriate box at the right whether all or substantially all of the dollar volume of your bank’s “Loans secured by farmland (including farm residential and other improvements)” in domestic offices reported in Schedule RC-C, part I, item 1.b, column B, and all or substantially all of the dollar volume of your bank’s “Loans to finance agricultural production and other loans to farmers” in domestic offices reported in Schedule RC-C, part I, item 3, column B, have original amounts of $100,000 or less (If your bank has no loans outstanding in BOTH of these two loan categories, place an “X” in the box marked “NO.”)

	6860	NO	5

If YES, complete items 6.a and 6.b below, and do not complete items 7 and 8. If NO, and your bank has loans outstanding in either loan category, skip items 6.a and 6.b and complete items 7 and 8 below. If NO and your bank has no loans outstanding in both loan categories, do not complete items 6 through 8.

				Number of Loans
			RCON
6.	Report the total number of loans currently outstanding for each of the following Schedule RC-C, part I, loan categories:

	a.	“Loans secured by farmland (including farm residential and other improvements)” in domestic offices reported in Schedule RC-C, part I, item 1.b, column B (Note: Item 1.b, column B, divided by the number of loans should NOT exceed $100,000.)	5576	N/A	6.a

	b.	“Loans to finance agricultural production and other loans to farmers” in domestic offices reported in Schedule RC-C, part I, item 3, column B (Note: Item 3, column B, divided by the number of loans should NOT exceed $100,000.)	5577	N/A	6.b

				(Column A) Number of Loans		(Column B) Amount Currently Outstanding
Dollar Amounts in Thousands			RCON		RCON	Bil | Mil | Thou
7.

Number and amount currently outstanding of “Loans secured by farmland (including farm residential and other improvements)” in domestic offices reported in Schedule RC-C, part I, item 1.b, column B (sum of items 7.a through 7.c must be less than or equal to Schedule RC-C, part I, item 1.b, column B):

	a.	With original amounts of $100,000 or less	5578	362	5579	15,051	7.a
	b.	With original amounts of more than $100,000 through $250,000	5580	191	5581	24,692	7.b
	c.	With original amounts of more than $250,000 through $500,000	5582	56	5583	15,846	7.c
8.

Number and amount currently outstanding of “Loans to finance agricultural production and other loans to farmers” in domestic offices reported in Schedule RC-C, part I, item 3, column B, (sum of items 8.a through 8.c must be less than or equal to Schedule RC-C, part I, item 3 column B)

	a.	With original amounts of $100,000 or less	5584	1,529	5585	41,028	8.a
	b.	With original amounts of more than $100,000 through $250,000	5586	384	5587	47,338	8.b
	c.	With original amounts of more than $250,000 through $500,000	5588	138	5589	38,445	8.c

18b

FFIEC 031
RC-8

Schedule RC-D—Trading Assets and Liabilities

Schedule RC-D is to be completed by banks that reported average trading assets (Schedule RC-K, item 7)  of $2 million or more for any quarter of the preceding year.

Dollar Amounts in Thousands			RCON	Bil | Mil | Thou
ASSETS
1.	U.S. Treasury securities in domestic offices		3531	0	1
2.	U.S. Government agency obligations in domestic offices (exclude mortgage-backed securities)		3532	0	2
3.	Securities issued by states and political subdivisions in the U.S. in domestic offices		3533	0	3
4.	Mortgage-backed securities (MBS) in domestic offices:
	a.	Pass-through securities issued or guaranteed by FNMA, FHLMC, or GNMA	3534	389,868	4.a
	b.	Other mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or GNMA (include CMOs, REMICs, and stripped MBS)	3535	0	4.b
	c.	All other mortgage-backed securities	3536	0	4.c
5.	Other debt securities in domestic offices		3537	0	5
6.	- 8. Not applicable
9.	Other trading assets in domestic offices		3541	0	9
			RCFN
10.	Trading assets in foreign offices		3542	0	10
11.	Revaluation gains on derivative contracts:		RCON
	a.	In domestic offices	3543	50,179	11.a
			RCFN
	b.	In foreign offices	3543	0	11.b
			RCFD
12.	Total trading assets (sum of items 1 through 11) (must equal Schedule RC, item 5)		3545	440,047	12

			RCFD	Bil | Mil | Thou
LIABILITIES
13.	Liability for short positions		3546	0	13
14.	Revaluation losses on derivative contracts		3547	50,296	14
15.	Total trading liabilities (sum of items 13 and 14) (must equal Schedule RC, item 15)		3548	50,296	15

Wells Fargo Bank Minnesota, N.A.	FFIEC 031
Legal Title of Bank	RC-9
Transmitted to InterCept on 07/29/2003. Confirmation Number - 0007954
FDIC Certificate Number - 05208

Schedule RC-E—Deposit Liabilities

Part I. Deposits in Domestic Offices

	Transaction Accounts					Nontransaction Accounts
		(Column A) Total transaction accounts (including total demand deposits)		(Column B) Memo: Total demand deposits (included in column A)		(Column C) Total nontransaction accounts (including MMDAs)
Dollar Amounts in Thousands	RCON	Bil | Mil | Thou	RCON	Bil | Mil | Thou	RCON	Bil | Mil | Thou
Deposits of:
1. Individuals, partnerships and corporations (include all certified and official checks)	B549	3,127,206			B550	32,880,223	1
2. U.S. Government	2202	34			2520	1,493	2
3. States and political subdivisions in the U.S.	2203	47,329			2530	437,617	3
4. Commercial banks and other depository institutions in the U.S.	B551	382,516			B552	0	4
5. Banks in foreign countries	2213	0			2236	0	5
6. Foreign governments, and official institutions (including foreign central banks)	2216	0			2377	0	6
7. Total (sum of items 1 through 6) (sum of columns A and C must equal Schedule RC, item 13.a)	2215	3,557,085	2210	3,243,766	2385	33,319,333	7

Memoranda

Dollar Amounts in Thousands					RCON	Bil | Mil | Thou

1. Selected components of total deposits (i.e., sum of item 7, columns A and C):
a. Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts					6835	486,333	M.1.a
b. Total brokered deposits					2365	9,997	M.1.b
c. Fully insured brokered deposits (included in Memorandum item 1.b above):
(1) Issued in denominations of less than $100,000					2343	0	M.1.c.1
(2) Issued either in denominations of $100,000 or in denominations greater than $100,000 and participated out by the broker in shares of $100,000 or less					2344	0	M.1.c.2
d. Maturity data for brokered deposits:
(1) Brokered deposits issued in denominations of less than $100,000 with a remaining maturity of one year or less (included in Memorandum item 1.c.(1) above)					A243	0	M.1.d.1
(2) Brokered deposits issued in denominations of $100,000 or more with a remaining maturity of one year or less (included in Memorandum item 1.b above)					A244	9,997	M.1.d.2
e. Preferred deposits (uninsured deposits of states and political subdivisions in the U.S. reported in item 3 above which are secured or collaterlized as required under state law) (to be completed for the December report only)					5590	N/A	M.1.e
2. Components of total nontransaction accounts (sum of Memorandum items 2.a through 2.c must equal item 7, column C, above):
a. Savings deposits:
(1) Money market deposit accounts (MMDAs)					6810	7,838,085	M.2.a.1
(2) Other savings deposits (excludes MMDAs)					0352	23,680,506	M.2.a.2
b. Total time deposits of less than $100,000					6648	1,518,698	M.2.b
c. Total time deposits of $100,000 or more					2604	282,044	M.2.c

Dollar Amounts in Thousands	RCON	Bil | Mil | Thou
3. Maturity and repricing data for time deposits of less than $100,000 :
a. Time deposits of less than $100,000 with a remaining maturity or next repricing date of (1,2)
(1) Three months or less	A579	248,051	M.3.a.1
(2) Over three months through 12 months	A580	475,071	M.3.a.2
(3) Over one year through three years	A581	580,254	M.3.a.3
(4) Over three years	A582	215,322	M.3.a.4
b. Time deposits of less than $100,000 with a REMAINING MATURITY of one year or less (included in Memorandum items 3.a.(1) and 3.a.(2) above) (3)	A241	723,122	M.3.b
4. Maturity and repricing data for time deposits of $100,000 or more:
a. Time deposits of $100,000 or more with a remaining maturity or next repricing date of (1,4)
(1) Three months or less	A584	58,741	M.4.a.1
(2) Over three months through 12 months	A585	68,435	M.4.a.2
(3) Over one year through three years	A586	86,025	M.4.a.3
(4) Over three years	A587	68,843	M.4.a.4
b. Time deposits of $100,000 or more with a REMAINING MATURITY of one year or less (included in Memorandum items 4.a.(1) and 4.a.(2) above) (3)	A242	127,176	M.4.b

(1)     Report fixed rate time deposits by remaining maturity and floating rate time deposits by next repricing date.

(2)     Sum of Memorandum items 3.a.(1) through 3.a.(4) must equal Schedule RC-E Memorandum item 2.b.

(3)     Report both fixed and floating rate time deposits by remaining maturity. Exclude floating rate time deposits with a next repricing date of one year or less that have a remaining maturity of over one year.

(4)     Sum of Memorandum items 4.a.(1) through 4.a.(4) must equal Schedule RC-E, Memorandum item 2.c.

Part II. Deposits in Foreign Offices (including Edge and
Agreement subsidiaries and IBFs)

Dollar Amounts in Thousands	RCFN	Bil | Mil | Thou
Deposits of:
1. Individuals, partnerships, and corporations (include all certified and official checks)	B553	311,835	1
2. U.S. banks (including IBFs and foreign branches of U.S. banks) and other U.S. depository institutions	B554	4,440,068	2
3. Foreign banks (including U.S. branches and agencies of foreign banks, including their IBFs)	2625	106,385	3
4. Foreign governments and official institutions (including foreign central banks)	2650	0	4
5. U.S. Government and states and political subdivisions in the U.S.	B555	0	5
6. Total (sum of items 1 through 5) (must equal Schedule RC, item 13.b)	2200	4,858,288	6

Memorandum

Dollar Amounts in Thousands	RCFN	Bil | Mil | Thou
1. Time deposits with a remaining maturity of one year or less (included in Part II, item 6 above)	A245	4,853,935	M.1

Wells Fargo Bank Minnesota, N.A.	FFIEC 031
Legal Title of Bank	RC-11
Transmitted to InterCept on 07/29/2003. Confirmation Number - 0007954
FDIC Certificate Number - 05208

Schedule RC-F—Other Assets

Dollar Amounts in Thousands				RCFD	Bil | Mil | Thou
1. Accrued interest receivable (1)				B556	128,326	1
2. Net deferred tax assets (2)				2148	0	2
3. Interest-only strips receivable (not in the form of a security) (3) on:
a. Mortgage loans				A519	0	3.a
b. Other financial assets				A520	0	3.b
4. Equity securities that DO NOT have readily determinable fair values (4)				1752	421,618	4
5. All other assets (itemize and describe amounts greater than $25,000 that exceed 25% of this item)				2168	829,907	5
	TEXT
a.	Prepaid expenses	2166	0			5.a
b.	Cash surrender value of life insurance	C009	547,287			5.b
c.	Repossessed personal property (including vehicles)	1578	0			5.c
d.	Deriviatives with a positive fair value held for purposes other than trading	C010	0			5.d
e.	Retained interests in accrued interest receivable related to securitized credit cards	C436	0			5.e
f. 3549	Operating Leases	3549	127,580			5.f
g. 3550		3550	N/A			5.g
h. 3551		3551	N/A			5.h
6. Total (sum of items 1 through 5) (must equal Schedule RC, item 11)				2160	1,379,851	6

Schedule RC-G—Other Liabilities

Dollar Amounts in Thousands				RCON	Bil | Mil | Thou
1. a. Interest accrued and unpaid on deposits in domestic offices(5)				3645	19,061	1.a
b. Other expenses accrued and unpaid (includes accrued income taxes				RCFD
payable)				3646	267,487	1.b
2. Net deferred tax liabilities (2)				3049	520,361	2
3. Allowance for credit losses on off-balance sheet credit exposures				B557	0	3
4. All other liabilities (itemize and describe amounts greater than $25,000 that exceed 25% of this item)				2938	384,933	4
	TEXT
a.	Accounts payable	3066	0			4.a
b.	Deferred compensation liabilities	C011	0			4.b
c.	Dividends declared but not yet payable	2932	0			4.c
d.	Derivatives with a negative fair value held for purposes other than trading	C012	0			4.d
e. 3552	Intercompany Payables	3552	305,201			4.e
f. 3553		3553	N/A			4.f
g. 3554		3554	N/A			4.g
5. Total (sum of items 1 through 4) (must equal Schedule RC, item 20)				2930	1,191,842	5

(1)     Include accrued interest receivable on loans, leases, debt securities, and other interest-bearing assets.

(2)     See discussion of deferred income taxes in Glossary entry on “income taxes.”

(3)     Report interest-only strips receivable in the form of a security as available-for sale securities in Schedule RC, item 2.b, or as trading assets in Schedule RC, item 5, as appropriate.

(4)     Include Federal Reserve stock, Federal Home Loan Bank stock, and bankers’ bank stock

(5)     For savings banks, includes “dividends” accrued and unpaid on deposits.

Wells Fargo Bank Minnesota, N.A.	FFIEC 031
Legal Title of Bank	RC-12
Transmitted to InterCept on 07/29/2003. Confirmation Number — 0007954
FDIC Certificate Number - 05208

Schedule RC-H—Selected Balance Sheet Items for Domestic Offices

				Domestic Offices
Dollar Amounts in Thousands			RCON	Bil | Mil | Thou
1.	Customers’ liability to this bank on acceptances outstanding		2155	2,682	1
2.	Bank’s liability on acceptances executed and outstanding		2920	2,682	2
3.	Securities purchased under agreements to resell		B989	117,205	3
4.	Securities sold under agreements to repurchase		B995	286,212	4
5.	Other borrowed money		3190	6,717,939	5
	EITHER
6.	Net due from own foreign offices, Edge and Agreement subsidiaries, and IBFs		2163	N/A	6
	OR
7.	Net due to own foreign offices, Edge and Agreement subsidiaries, and IBFs		2941	4,782,349	7
8.	Total assets (excludes net due from foreign offices, Edge and Agreement subsidiaries, and IBFs)		2192	54,777,566	8
9.	Total liabilities (excludes net due to foreign offices, Edge and Agreement subsidiaries, and IBFs)		3129	46,490,856	9

			RCON	Bil | Mil | Thou
In items 10-17 report the amortized (historical) cost of both held-to-maturity and available-for-sale securities in domestic offices.
10.	U.S. Treasury securities		1039	186,276	10
11.	U.S. Government agency obligations (exclude mortgage-backed securities)		1041	161,807	11
12.	Securities issued by states and political subdivisions in the U.S.		1042	258,434	12
13.	Mortgage-backed securities (MBS):
	a.	Pass-through securities:
	(1) Issued or guaranteed by FNMA, FHLMC, or GNMA		1043	431,490	13.a.1
	(2) Other pass-through securities		1044	0	13.a.2
	b.	Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS):
	(1) Issued or guaranteed by FNMA, FHLMC, or GNMA		1209	425,503	13.b.1
	(2) All other mortgage-backed securities		1280	153,003	13.b.2
14.	Other domestic debt securities (include domestic asset-backed securities)		1281	85,729	14
15.	Foreign debt securities (include foreign asset-backed securities)		1282	47,278	15
16.	Investments in mutual funds and other equity securities with readily determinable fair values		A510	13,996	16
17.	Total amortized (historical) cost of both held-to-maturity and available-for-sale secutities (sum of items 10 through 16)		1374	1,763,516	17

18.	Equity securities that do not have readily determinable fair values		1752	421,618	18

Schedule RC-I—Selected Assets and Liabilities of IBFs

To be completed only by banks with IBFs and other “foreign” offices.

Dollar Amounts in Thousands			RCFN	Bil | Mil | Thou
1.	Total IBF assets of the consolidated bank (component of Schedule RC, item 12)		2133	0	1
2.	Total IBF liabilities (component of Schedule RC, item 21)		2898	0	2

Wells Fargo Bank Minnesota, N.A.	FFIEC 031
Legal Title of Bank	RC-13
Transmitted to InterCept on 07/29/2003. Confirmation Number - 0007954
FDIC Certificate Number - 05208

Schedule RC-K—Quarterly Averages (1)

Dollar Amounts in Thousands				RCFD	Bil | Mil | Thou
ASSETS
1.	Interest-bearing balances due from depository institutions			3381	53,603	1
2.	U.S. Treasury securities and U.S. Government agency obligations (2) (excluding mortgage-backed securities)			B558	397,911	2
3.	Mortgage-backed securities (2)			B559	1,019,080	3
4.	All other securities (2, 3)(includes securities issued by states and political subdivisions in the U.S.)			B560	416,515	4
5.	Federal funds sold and securities purchased under agreements to resell			3365	11,006,253	5
6.	Loans:
	a.	Loans in domestic offices:		RCON
		(1)	Total loans	3360	37,014,891	6.a.1
		(2)	Loans secured by real estate	3385	26,913,550	6.a.2
		(3)	Loans to finance agricultural production and other loans to farmers	3386	169,671	6.a.3
		(4)	Commercial and industrial loans	3387	4,967,384	6.a.4
		(5)	Loans to individuals for household, family, and other personal expenditures:
			(a) Credit cards	B561	147	6.a.5.a
			(b) Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B562	1,331,041	6.a.5.b
				RCFN
	b.	Total loans in foreign offices, Edge and Agreement subsidiaries, and IBFs		3360	1,243	6.b
				RCFD
7.	Trading assets			3401	127,519	7
8.	Lease financing receivables (net of unearned income)			3484	2,954,770	8
9.	Total assets(4)			3368	55,896,878	9
LIABILITIES
10.	Interest-bearing transaction accounts in domestic (NOW accounts, ATS accounts,			RCON
	and telephone and preauthorized transfer accounts) (exclude demand deposits)			3485	317,699	10
11.	Nontransaction accounts in domestic offices:
	a.	Savings deposits (includes MMDAs)		B563	33,002,446	11.a
	b.	Time deposits of $100,000 or more		A514	304,031	11.b
	c.	Time deposits of less than $100,000		A529	1,543,081	11.c
				RCFN
12.	Interest-bearing deposits in foreign offices, Edge and Agreement subsidiaries, and IBFs			3404	5,249,355	12
				RCFD
13.	Federal funds purchased and securities sold under agreements to repurchase			3353	2,202,863	13
14.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)			3355	5,961,955	14

(1)          For all items, banks have the option of reporting either (1) an average of DAILY figures for the quarter, or (2) an average of WEEKLY figures (i.e., the Wednesday of each week of the quarter).

(2)          Quarterly averages for all debt securities should be based on amortized cost.

(3)          Quarterly averages for all equity securities should be based on historical cost.

(4)          The quarterly averages for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

Wells Fargo Bank Minnesota, N.A.	FFIEC 031
Legal Title of Bank	RC-14
Transmitted to InterCept on 07/29/2003. Confirmation Number - 0007954
FDIC Certificate Number - 05208

Schedule RC-L—Derivatives and Off-Balance Sheet Items

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

Dollar Amounts in Thousands					RCFD	Bil | Mil | Thou
1.	Unused commitments:
	a.	Revolving, open-end lines secured by 1-4 family residential properties, e.g., home equity lines			3814	1,898,778	1.a
	b.	Credit card lines			3815	0	1.b
	c.	Commercial real estate, construction, and land development:
		(1) Commitments to fund loans secured by real estate			3816	104,752	1.c.1
		(2) Commitments to fund loans not secured by real estate			6550	83,555	1.c.2
	d.	Securities underwriting			3817	0	1.d
	e.	Other unused commitments			3818	1,454,720	1.e
2.	Financial standby letters of credit and foreign office guarantees				3819	55,484	2
	a.	Amount of financial standby letters of credit conveyed to others	3820	646			2.a
3.	Performance standby letters of credit and foreign office guarantees				3821	461,996	3.
	a.	Amount of performance standby letters of credit conveyed to others	3822	6,413			3.a
4.	Commercial and similar letters of credit				3411	33,904	4

5.	Participations in acceptances (as described in the instructions) conveyed to others by the reporting bank				3428	0	5
6.	Securities lent (including customers’ securities lent where the customer is indemnified against loss by the reporting bank)				3433	985,355	6
7.	Credit derivatives :
	a.	Notional amount of credit derivatives on which the reporting bank is the guarantor			A534	0	7.a
		(1) Gross positive fair value			C219	0	7.a.1
		(2) Gross negative fair value			C220	0	7.a.2
	b.	Notional amount of credit derivatives on which the reporting bank is the beneficiary			A535	0	7.b
		(1) Gross positive fair value			C221	0	7.b.1
		(2) Gross negative fair value			C222	0	7.b.2
8.	Spot foreign exchange contracts				8765	49	8
9.	All other off-balance sheet liabilities (exclude derivatives) (itemize and describe each component of this item over 25% of Schedule RC, item 28, “Total equity capital”)				3430	3,072,437	9
		TEXT
	a.	Securities borrowed	3432	3,072,437			9.a
	b.	Commitments to purchase when-issued securities	3434	0			9.b
	c.	3555	3555	N/A			9.c
	d.	3556	3556	N/A			9.d
	e.	3557	3557	N/A			9.e
10.	All other off-balance sheet assets (exclude derivatives)(itemize and describe each component of this item over 25% Schedule RC item 28., “Total equity capital”)				5591	0	10
		TEXT
	a.	Commitments to sell when-issued securities	3435	0			10.a
	b.	5592	5592	N/A			10.b
	c.	5593	5593	N/A			10.c
	d.	5594	5594	N/A			10.d
	e.	5595	5595	N/A			10.e

					RCFD	Tril | Bil | Mil | Thou
11.	Year-to-date merchant credit card sales volume:
	a.	Sales for which the reporting bank is the acquiring bank			C223	0	11.a
	b.	Sales for which the reporting bank is the agent bank with risk			C224	0	11.b

FFIEC 031
RC-15

Dollar Amounts in Thousands			(Column A) Interest Rate Contracts	(Column B) Foreign Exchange Contracts	(Column C) Equity Derivative Contracts	(Column D) Commodity and Other Contracts
Derivatives Position Indicators			Tril | Bil | Mil | Thou	Tril | Bil | Mil | Thou	Tril | Bil | Mil | Thou	Tril | Bil | Mil | Thou
12.	Gross amounts (e.g., notional amounts) (for each column, sum of items 12.a through 12.e must equal sum of items 13 and 14):		RCFD 8693	RCFD 8694	RCFD 8695	RCFD 8696
	a.	Futures contracts	0	0	0	0	12.a
			RCFD 8697	RCFD 8698	RCFD 8699	RCFD 8700
	b.	Forward contracts	0	0	0	0	12.b
	c.	Exchange-traded option contracts:	RCFD 8701	RCFD 8702	RCFD 8703	RCFD 8704
		(1) Written options	0	0	0	0	12.c.1
			RCFD 8705	RCFD 8706	RCFD 8707	RCFD 8708
		(2) Purchased options	0	0	0	0	12.c.2
	d.	Over-the-counter option contracts:	RCFD 8709	RCFD 8710	RCFD 8711	RCFD 8712
		(1) Written options	91,014	0	0	0	12.d.1
			RCFD 8713	RCFD 8714	RCFD 8715	RCFD 8716
		(2) Purchased options	91,014	0	0	0	12.d.2
			RCFD 3450	RCFD 3826	RCFD 8719	RCFD 8720
	e.	Swaps	1,211,637	0	0	32,919	12.e
13.	Total gross notional amount of		RCFD A126	RCFD A127	RCFD 8723	RCFD 8724
	derivative contracts held for trading		1,193,665	0	0	32,919	13
14.	Total gross notional amount of derivative contracts held for purposes other than trading		RCFD 8725	RCFD 8726	RCFD 8727	RCFD 8728
			200,000	0	0	0	14
	a.	Interest rate swaps where the bank	RCFD A589
		has agreed to pay a fixed rate	0				14.a
15.	Gross fair values of derivative contracts:
	a.	Contracts held for trading:	RCFD 8733	RCFD 8734	RCFD 8735	RCFD 8736
		(1) Gross positive fair value	41,827	0	0	8,290	15.a.1
			RCFD 8737	RCFD 8738	RCFD 8739	RCFD 8740
		(2) Gross negative fair value	41,827	0	0	8,095	15.a.2
	b.	Contracts held for purposes other than trading:	RCFD 8741	RCFD 8742	RCFD 8743	RCFD 8744
		(1) Gross positive fair value	23,613	0	0	0	15.b.1
			RCFD 8745	RCFD 8746	RCFD 8747	RCFD 8748
		(2) Gross negative fair value	0	0	0	0	15.b.2

Wells Fargo Bank Minnesota, N.A.	FFIEC 031
Legal Title of Bank	RC-16
Transmitted to InterCept on 07/29/2003. Confirmation Number - 0007954
FDIC Certificate Number - 05208

Schedule RC-M—Memoranda

Dollar Amounts in Thousands					RCFD	Bil | Mil | Thou
1.	Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the report date:
	a.	Aggregate amount of all extensions of credit to all executive officers, directors, principal shareholders, and their related interests			6164	2,031	1.a
	b.

Number of executive officers, directors, and principal shareholders to whom the amount of all extensions of credit by the reporting bank (including extensions of credit to related interests) equals or exceeds the lesser of $500,000 or 5 percent

				Number
		of total capital as defined for this purpose in agency regulations	6165	3			1.b
2.	Intangible assets other than goodwill:
	a.	Mortgage servicing Assets			3164	129	2.a
		(1) Estimated fair value of mortgage servicing assets	A590	129			2.a.1
	b.	Purchased credit card relationships and nonmortgage servicing assets			B026	2,673	2.b
	c.	All other identifiable intangible assets			5507	8,178	2.c
	d.	Total (sum of items 2.a, 2.b, and 2.c) (must equal Schedule RC, item 10.b)			0426	10,980	2.d
3.	Other real estate owned:
	a.	Direct and indirect investments in real estate ventures			5372	0	3.a
	b.	All other real estate owned:			RCON
		(1) Construction, land development, and other land in domestic offices			5508	0	3.b.1
		(2) Farmland in domestic offices			5509	827	3.b.2
		(3) 1-4 family residential properties in domestic offices			5510	4,432	3.b.3
		(4) Multifamily (5 or more) residential properties in domestic offices			5511	0	3.b.4
		(5) Nonfarm nonresidential properties in domestic offices			5512	970	3.b.5
					RCFN
		(6) In foreign offices			5513	0	3.b.6
					RCFD
	c.	Total (sum of items 3.a and 3.b) (must equal Schedule RC, item 7)			2150	6,229	3.c
4.	Investments in unconsolidated subsidiaries and associated companies:
	a.	Direct and indirect investments in real estate ventures			5374	0	4.a
	b.	All other investments in unconsolidated subsidiaries and associated companies			5375	0	4.b
	c.	Total (sum of items 4.a and 4.b) (must equal Schedule RC, item 8)			2130	0	4.c
5.	Other borrowed money:
	a.	Federal Home Loan Bank advances:
		(1) With a remaining maturity of one year or less (1)			2651	2,460,145	5.a.1
		(2) With a remaining maturity of more than one year through three years			B565	2,600,000	5.a.2
		(3) With a remaining maturity of more than three years			B566	1,650,000	5.a.3
	b.	Other borrowings:
		(1) With a remaining maturity of one year or less			B571	5,057	5.b.1
		(2) With a remaining maturity of more than one year through three years			B567	1,783	5.b.2
		(3) With a remaining maturity of more than three years			B568	954	5.b.3
	c.	Total (sum of items 5.a.(1) through 5.b.(3)) (must equal Schedule RC, item 16)			3190	6,717,939	5.c

						YES / NO
6.	Does the reporting bank sell private label or third party mutual funds and annuities?				B569	YES	6

					RCFD	Bil | Mil | Thou
7.	Assets under the reporting bank’s management in proprietary mutual funds and annuities				B570	0	7
8.	Primary Internet Web site address of the bank (home page), if any:
	(example: http://www.examplebank.com)

TEXT 4087 http://www.wellsfargo.com							8
9.	Do any of the bank’s Internet Web sites have transactional capability, i.e., allow the bank’s customers to execute transactions on their accounts through the Web site?					YES / NO
					4088	YES	9

(1) Includes overnight Federal Home Loan Bank advances.

Wells Fargo Bank Minnesota, N.A.	FFIEC 031
Legal Title of Bank	RC-17
Transmitted to InterCept on 07/29/2003. Confirmation Number - 0007954
FDIC Certificate Number - 05208

Schedule RC-N—Past Due and Nonaccrual Loans, Leases, and Other Assets

			(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing		(Column C) Nonaccrual
Dollar Amounts in Thousands		RCON	Bil | Mil | Thou	RCON	Bil | Mil | Thou	RCON	Bil | Mil | Thou
1.	Loans secured by real estate:
	a. Construction, land development, and other
	land loans in domestic offices	2759	1,158	2769	99	3492	1,010	1.a
	b. Secured by farmland in domestic offices	3493	704	3494	0	3495	2,488	1.b
	c. Secured by 1-4 family residential
	properties in domestic offices:
	(1) Revolving, open-end loans secured by
	1-4 family residential properties and
	extended under lines of credit	5398	2,670	5399	207	5400	4,057	1.c.1
	(2) Closed-end loans secured by 1-4 family
	residential properties:
	(a) Secured by first liens	C236	88,602	C237	4,040	C229	19,381	1.c.2.a
	(b) Secured by junior liens	C238	7,612	C239	1,284	C230	65	1.c.2.b
	d. Secured by multifamily (5 or more) residential
	properties in domestic offices	3499	225	3500	0	3501	0	1.d
	e. Secured by nonfarm nonresidential properties
	properties in domestic offices	3502	4,731	3503	0	3504	11,364	1.e
		RCFN		RCFN		RCFN
	f. In foreign offices	B572	0	B573	0	B574	0	1.f
2.	Loans to depository institutions and acceptances
	of other banks:
	a. To U.S. banks and other U.S. depository	RCFD		RCFD		RCFD
	institutions	5377	0	5378	0	5379	0	2.a
	b. To foreign banks	5380	0	5381	0	5382	0	2.b
3.	Loans to finance agricultural production and
	other loans to farmers	1594	1,466	1597	0	1583	2,777	3
4.	Commercial and industrial loans:
	a. To U.S. addressees (domicile)	1251	29,408	1252	778	1253	90,518	4.a
	b. To non-U.S. addressees (domicile)	1254	0	1255	0	1256	0	4.b
5.	Loans to individuals for household, family, and
	other personal expenditures:
	a. Credit cards	B575	0	B576	0	B577	0	5.a
	b. Other (includes single payment, installment,
	all student loans, and revolving
	credit plans other than credit cards)	B578	16,670	B579	9,360	B580	1,163	5.b
6.	Loans to foreign governments and official
	institutions	5389	0	5390	0	5391	0	6
7.	All other loans	5459	264	5460	19	5461	1,154	7
8.	Lease financing receivables:
	a. Of U.S. addressees (domicile)	1257	26,366	1258	0	1259	62,588	8.a
	b. Of non-U.S. addressees (domicile)	1271	0	1272	0	1791	0	8.b
9.	Debt securities and other assets (exclude other
	real estate owned and other repossessed assets)	3505	0	3506	0	3507	0	9

Amounts reported in Schedule RC-N, items 1 through 8, above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.

			(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing		(Column C) Nonaccrual
Dollar Amounts in Thousands		RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou
10.	Loans and leases reported in items 1
	through 8 above which are wholly or partially
	guaranteed by the U.S. Government	5612	7,822	5613	8,855	5614	165	10
	a. Guaranteed portion of loans and leases
	included in item 10 above	5615	7,765	5616	8,850	5617	108	10.a

Memoranda

			(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing		(Column C) Nonaccrual
Dollar Amounts in Thousands		RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou
1.	Restructured loans and leases included in
	Schedule RC-N, items 1 through 8, above
	(and not reported in Schedule RC-C, Part I,
	Memorandum item 1)	1658	0	1659	0	1661	0	M.1
2.	Loans to finance commercial real estate,
	construction, and land development activities
	(not secured by real estate) included in
	Schedule RC-N, items 4 and 7, above	6558	1,534	6559	39	6560	1,131	M.2
3.	Loans secured by real estate to non-U.S.
	addresses (domicile) (included in
	Schedule RC-N, item 1, above)	1248	0	1249	0	1250	0	M.3
4.	Not applicable
5.	Loans and leases held for sale (included in
	Schedule RC-N, items 1 through 8, above)	C240	57,773	C241	9,910	C226	2,741	M.5

			(Column A) Past due 30 through 89 days		(Column B) Past due 90 days or more
		RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou
6.	Interest rate, foreign exchange rate, and other
commodity and equity contracts:
	Fair value of amounts carried as assets	3529	0	3530	0	M.6

Person to whom questions about the Reports of Condition and Income should be directed:

Karen B. Martin, Regulatory Reporting
Name and Title (TEXT 8901)

karen.b.martin@wellsfargo.com
E-mail Address (TEXT 4086)

612-667-3975	612-667-3659
Telephone: Area code/phone number/extension (TEXT 8902)	FAX: Area code/phone number (TEXT 9116)

Wells Fargo Bank Minnesota, N.A.	FFIEC 031
Legal Title of Bank	RC-19
Transmitted to InterCept on 07/29/2003. Confirmation Number - 0007954
FDIC Certificate Number - 05208

Schedule RC-O—Other Data for Deposit Insurance and FICO Assessments

Dollar Amounts in Thousands			RCON	Bil | Mil | Thou
1.	Unposted debits (see instructions):
	a.	Actual amount of all unposted debits	0030	0	1.a
		OR
	b.	Separate amount of unposted debits:
		(1) Actual amount of unposted debits to demand deposits	0031	N/A	1.b.1
		(2) Actual amount of unposted debits to time and savings deposits (1)	0032	N/A	1.b.2
2.	Unposted credits (see instructions):
	a.	Actual amount of all unposted credits	3510	0	2.a
		OR
	b.	Separate amount of unposted credits:
		(1) Actual amount of unposted credits to demand deposits	3512	N/A	2.b.1
		(2) Actual amount of unposted credits to time and savings deposits (1)	3514	N/A	2.b.2
3.	Uninvested trust funds (cash) held in bank’s own trust department (not included in total deposits in domestic offices)		3520	0	3

4.	Deposits of consolidated subsidiaries in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions (not included in total deposits) :
	a.	Demand deposits of consolidated subsidiaries	2211	773,916	4.a
	b.	Time and savings deposits (1) of consolidated subsidiaries	2351	0	4.b
	c.	Interest accrued and unpaid on deposits of consolidated subsidiaries	5514	0	4.c
5.	Deposits in insured branches in Puerto Rico and U.S. territories and possessions:
	a.	Demand deposits in insured branches (included in Schedule RC-E, Part II)	2229	0	5.a
	b.	Time and saving deposits (1) in insured branches (included in Schedule RC-E, Part II)	2383	0	5.b
	c.	Interest accrued and unpaid on deposits in insured branches (included in Schedule RC-G, item 1.b)	5515	0	5.c
6.

Reserve balances actually passed through to the Federal Reserve by the reporting bank on behalf of its respondent depository institutions that are also reflected as deposit liabilities of the reporting bank:

	a.	Amount reflected in demand deposits (included in Schedule RC-E, Part I, Item 7 column B)	2314	0	6.a
	b.	Amount reflected in time and savings deposits (1) (included in Schedule RC-E, Part I, Item 7, column A or C, but not column B)	2315	0	6.b
7.	Unamortized premiums and discounts on time and savings deposits: (1,2)
	a.	Unamortized premiums	5516	0	7.a
	b.	Unamortized discounts	5517	0	7.b
8.	To be completed by banks with “ Oakar deposits”.
	a.

Deposits purchased or acquired from other FDIC-insured institutions during the quarter (exclude deposits purchased or acquired from foreign offices other than insured branches in Puerto Rico and U.S. territories and possessions):

		(1) Total deposits purchased or acquired from other FDIC-insured institutions during the quarter	A531	0	8.a.1
		(2) Amount of purchased or acquired deposits reported in item 8.a.(1) above attributable to a secondary fund (i.e., BIF members report deposits attributable to SAIF; SAIF members report deposits attributable to BIF)	A532	0	8.a.2
	b.	Total deposits sold or transferred to other FDIC-insured institutions during the quarter (exclude sales or transfers by the reporting bank of deposits in foreign offices other than insured branches in Puerto Rico and U.S. territories and possessions)	A533	0	8.b

(1)          For FDIC and FICO insurance assessment purposes, “time and savings deposits” consists of nontransaction accounts and all transaction accounts other than demand deposits.

(2)          Exclude core deposit intangibles.

Dollar Amounts in Thousands			RCON	Bil | Mil | Thou
9.	Deposits in lifeline accounts		5596		9
10.	Benefit-responsive “Depository Institution Investment Contracts” (included in total deposits in domestic offices)		8432	0	10
11.	Adjustments to demand deposits in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions reported in Schedule RC-E for certain reciprocal demand balances :
	a.	Amount by which demand deposits would be reduced if the reporting bank’s reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions that were reported on a gross basis in Schedule RC-E had been reported on a net basis	8785	0	11.a
	b.	Amount by which demand deposits would be increased if the reporting bank’s reciprocal demand balances with foreign banks and foreign offices of other U.S. banks (other than insured branches in Puerto Rico and U.S. territories and possessions) that were reported on a net basis in Schedule RC-E had been reported on a gross basis	A181	0	11.b
	c.	Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of the reporting bank’s net reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions in Schedule RC-E	A182	0	11.c
12.

Amount of assets netted against deposit liabilities in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions on the balance sheet (Schedule RC) in accordance with generally accepted accounting principles (exclude amounts related to reciprocal demand balances):

	a.	Amount of assets netted against demand deposits	A527	0	12.a
	b.	Amount of assets netted against time and savings deposits	A528	0	12.b

Memoranda (to be completed each quarter except as noted)

Dollar Amounts in Thousands					RCON	Bil | Mil | Thou
1.

Total deposits in domestic offices of the bank and in insured branches in Puerto Rico and U.S. territories and possessions (sum of Memorandum items 1.a.(1) and 1.b.(1) must equal the sum of Schedule RC, item 13.a, and Schedule RC-O, items 5.a and 5.b):

	a.	Deposit accounts of $100,000 or less (1):
		(1) Amount of deposit accounts of $100,0000 or less			2702	9,821,814	M.1.a 1
		(2) Number of deposit accounts of $100,000 or less		Number
		(to be completed for the June report only)	3779	2,454,775			M.1.a 2
	b.	Deposit accounts of more than $100,000 (1):
		(1) Amount of deposit accounts of more than $100,000			2710	27,054,604	M.1.b 1
				Number
		(2) Number of deposit accounts of more than $100,000	2722	19,382			M.1.b 2
2.	Memorandum item 2 is to be completed by all banks.
	Estimated amount of uninsured deposits in domestic offices of the bank and in insured branches in Puerto Rico and U.S. territories and possessions (see instructions)				5597	25,116,404	M.2
3.	Has the reporting institution been consolidated with a parent bank or savings association in that parent bank’s or parent savings association’s Call Report or Thrift Financial Report ?
	If so, report the legal title and FDIC Certificate Number of the parent bank or parent savings association:

	Text				RCON	FDIC Cert No.
	A545				A545	N/A	M.3

(1)          The dollar amounts used as the basis for reporting in Memoranda items 1.a and 1.b reflect the deposit insurance limits in effect on the report date.

Wells Fargo Bank Minnesota, N.A.	FFIEC 031
Legal Title of Bank	RC-21
Transmitted to InterCept on 07/29/2003. Confirmation Number - 0007954
FDIC Certificate Number - 05208

Schedule RC-R—Regulatory Capital

Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou
Tier 1 capital
1.	Total equity capital (from Schedule RC, item 28)	3210	3,504,361	1
2.	LESS: Net unrealized gains (losses) on available-for-sale securities (1)
(if a gain, report as a positive value; if a loss, report as a negative value)	8434	63,321	2
3.	LESS: Net unrealized loss on available-for-sale EQUITY securities (1) (report loss as a positive value)	A221	0	3
4.	LESS: Accumulated net gains (losses) on cash flow hedges (1) (if a gain, report as a positive value; if a loss, report as a negative value)	4336	0	4
5.	LESS: Nonqualifying perpetual preferred stock	B588	0	5
6.	Qualifying minority interests in consolidated subsidiaries	B589	0	6
7.	LESS: Disallowed goodwill and other disallowed intangible assets	B590	299,635	7
8.	Subtotal (sum of items 1 and 6, less items 2, 3, 4, 5, and 7)	C227	3,141,405	8
9.	a.	LESS: Disallowed servicing assets and purchased credit card relationships	B591	13	9.a
b.	LESS: Disallowed deferred tax assets	5610	0	9.b
10.	Other additions to (deductions from) Tier 1 capital	B592	0	10
11.	Tier 1 capital (sum of items 8 and 10, less items 9.a and 9.b)	8274	3,141,392	11

Tier 2 Capital
12.	Qualifying subordinated debt and redeemable preferred stock	5306	0	12
13.	Cumulative perpetual preferred stock includible in Tier 2 capital	B593	0	13
14.	Allowance for loan and lease losses includible in Tier 2 capital	5310	283,094	14
15.	Unrealized gains on available-for-sale equity securities includible in Tier 2 capital	2221	277	15
16.	Other Tier 2 capital components	B594	0	16
17.	Tier 2 capital (sum of items 12 through 16)	5311	283,371	17
18.	Allowable Tier 2 capital (lesser of item 11 or 17)	8275	283,371	18

19.	Tier 3 capital allocated for market risk	1395	0	19
20.	LESS: Deductions for total risk-based capital	B595	0	20
21.	Total risk-based capital (sum of items 11, 18, and 19, less item 20)	3792	3,424,763	21

Total assets for leverage ratio
22.	Average total assets (from Schedule RC—K, item 9)	3368	55,896,878	22
23.	LESS: Disallowed goodwill and other disallowed intangible assets (from item 7 above)	B590	299,635	23
24.	LESS: Disallowed servicing assets and purchased credit card relationships (from item 9.a above)	B591	13	24
25.	LESS: Disallowed deferred tax assets (from item 9.b above)	5610	0	25
26.	LESS: Other deductions from assets for leverage capital purposes	B596	0	26
27.	Average total assets for leverage capital purposes (item 22 less items 23 through 26)	A224	55,597,230	27

Adjustments for financial subsidiaries
28.	a	Adjustment to Tier 1 capital reported in item 11	C228	0	28.a
b.	Adjustment to total risk-based capital reported in item 21	B503	0	28.b
29.	Adjustment to risk-weighted assets reported in item 62	B504	0	29
30.	Adjustment to average total assets reported in item 27	B505	0	30

Capital Ratios
(Column B is to be completed by all banks. Column A is to be completed by banks with financial subsidiaries)
		RCFD	(Column A) Percentage	RCFD	(Column B) Percentage
31.	Tier 1 leverage ratio (2)	7273	N/A	7204	5.65%	31
32.	Tier 1 risk-based capital ratio (3)	7274	N/A	7206	10.54%	32
33.	Total risk-based capital ratio (4)	7275	N/A	7205	11.49%	33

(1)          Report amount included in Schedule RC, item 26.b, “Accumulated other comprehensive income.”

(2)          The ratio for column B is item 11 divided by item 27. The ratio for column A is item 11 minus item 28.a divided by (item 27 minus item 30).

(3)          The ratio for column B is item 11 divided by item 62. The ratio for column A is item 11 minus item 28.a divided by (item 62 minus item 29).

(4)          The ratio for column B is item 21 divided by item 62. The ratio for column A is item 21 minus item 28.b divided by (item 62 minus item 29).

Banks are not required to risk-weight each on-balance sheet asset and the credit equivalent amount of each off-balance sheet item that qualifies for a risk weight of less than 100 percent (50 percent for derivatives) at its lower risk rate. When completing items 34 through 54 of Schedule RC-R, each bank should decide for itself how detailed a risk-weight analysis it wishes to perform. In other words, a bank can choose from among its assets and off-balance sheet items that have a risk weight of less than 100 percent which ones to risk-weight at an appropriate lower risk, or it can simply risk-weight some or all of these items at a 100 percent risk weight (50 percent for derivatives).

		(Column A) Totals (from Schedule RC)	(Column B) Items Not Subject to Risk-Weiqhtinq	(Column C)	(Column D)	(Column E)	(Column F)
				Allocation by Risk Weight Category
				0%	20%	50%	100%
Dollar Amounts in Thousands		Bil | Mil |Thou	Bil | Mil |Thou	Bil | Mil |Thou	Bil | Mil |Thou	Bil | Mil |Thou	Bil | Mil |Thou
	Balance Sheet Asset Catagorles
34.	Cash and balances due from depository institutions (Column A equals	RCFD 0010		RCFD B600	RCFD B601		RCFD B602
	the sum of Schedule RC, items 1.a and 1.b)	1,883,176		154,525	1,728,651		0	34
		RCFD 1754	RCFD B603	RCFD B604	RCFD B605	RCFD B606	RCFD B607
35.	Held-to-maturity securities	0	0	0	0	0	0	35
		RCFD 1773	RCFD B608	RCFD B609	RCFD B610	RCFD B611	RCFD B612
36.	Available-for-sale securities	1,865,480	101,687	373,636	1,139,661	91,295	159,201	36
37.	Federal funds sold and securities purchased under	RCFD C225		RCFD C063	RCFD C064		RCFD B520
	agreements to resell	10,762,859		0	10,762,859		0	37
		RCFD 5369	RCFD B617	RCFD B618	RCFD B619	RCFD B620	RCFD B621
38.	Loans and leases held for sale	20,212,668	0	0	3,053,549	17,156,378	2,741	38
		RCFD B528	RCFD B622	RCFD B623	RCFD B624	RCFD B625	RCFD B626
39.	Loans and leases, net of unearned income	18,158,817	0	0	3,573,780	1,915,576	12,669,461	39
		RCFD 3123	RCFD 3123
40.	LESS: Allowance for loan and lease losses	283,094	283,094					40
		RCFD 3545	RCFD B627	RCFD B628	RCFD B629	RCFD B630	RCFD B631
41.	Trading assets	440,047	50,179	0	389,868	0	0	41
		RCFD B639	RCFD B640	RCFD B641	RCFD B642	RCFD B643	RCFD 5339
42.	All other assets (1)	1,853,527	299,648	67,890	335,500	61,412	1,089,077	42
		RCFD 2170	RCFD B644	RCFD 5320	RCFD 5327	RCFD 5334	RCFD 5340
43.	Total assets (sum of items 34 through 42)	54,893,480	168,420	596,051	20,983,868	19,224,661	13,920,480	43

(1)          Includes premises and fixed assets, other real estate owned, investments in unconsolidated subsidiaries and associated companies, customers’ liability on acceptances outstanding, intangible assets, and other assets.

		(Column A) Face Value or Notional Amount	Credit Conversion Factor	(Column B) Credit Equivalent Amount (1)	(Column C)	(Column D)	(Column E)	(Column F)
					Allocation by Risk Weight Category
					0%	20%	50%	100%
Dollar Amounts in Thousands		Bil | Mil | Thou		Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou
	Derivatives and Off-Balance Sheet Items	RCFD B546	See footnote 2	RCFD B547	RCFD B548	RCFD B581	RCFD B582	RCFD B583
44.	Financial standby letters of credit	55,484	1.000	55,484	0	0	0	55,484	44
45.	Performance standby letters of	RCFD 3821		RCFD B650	RCFD B651	RCFD B652	RCFD B653	RCFD B654
	of credit	461,996.50		230,998	0	0	0	230,998	45
46.	Commercial and similar letters	RCFD 3411		RCFD B655	RCFD B656	RCFD B657	RCFD B658	RCFD B659
	of credit	33,904.20		6,781	0	0	0	6,781	46
47.	Risk participations in bankers
	acceptances acquired by the	RCFD 3429		RCFD B660	RCFD B661	RCFD B662		RCFD B663
	reporting institution	0	1.00	0	0	0		0	47
		RCFD 3433		RCFD B664	RCFD B665	RCFD B666	RCFD B667	RCFD B668
48.	Securities lent	985,355	1.00	985,355	0	985,355	0	0	48
49.	Retained recourse on small business	RCFD A250		RCFD B669	RCFD B670	RCFD B671	RCFD B672	RCFD B673
	obligations sold with recourse	0	1.00	0	0	0	0	0	49
50.	Recourse and direct credit substitutes
	(other than financial standby letters of
	credit) subject to the low-level exposure
	rule and residual interests subject to a	RCFD B541	* Below	RCFD B542				RCFD B543
	dollar-for-dollar capital requirement	0	12.500	0				0	50
51.	All other financial assets sold with	RCFD B675		RCFD B676	RCFD B677	RCFD B678	RCFD B679	RCFD B680
	recourse	0	1.00	0	0	0	0	0	51
52.	All other off-balance sheet	RCFD B681		RCFD B682	RCFD B683	RCFD B684	RCFD B685	RCFD B686
	liabilities	0	1.00	0	0	0	0	0	52
53.	Unused commitments with an original	RCFD 3833		RCFD B687	RCFD B688	RCFD B689	RCFD B690	RCFD B691
	maturity exceeding one year	3,134,335.50		1,567,168	0	1,032	26,887	1,539,249	53
				RCFD A167	RCFD B693	RCFD B694	RCFD B695
54.	Derivative contracts			86,896	0	32,872	54,024		54

(1)          Column A multiplied by credit conversion factor.

(2)          For financial standby letters of credit to which the low-level exposure rule applies, use a credit conversion factor of 12.5 or an institution-specific factor.  For other financial standby letters of credit, use a credit conversion factor of 1.00. See instructions for further information.

		(Column C)	(Column D)	(Column E)	(Column F)
		Allocation by Risk Weight Category
		0%	20%	50%	100%
Dollar Amounts in Thousands		Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou
Totals
55.	Total assets, derivatives, and off-balance sheet items by risk weight category	RCFD B696	RCFD B697	RCFD B698	RCFD B699
	(for each column, sum of items 43 through 54)	596,051	22,003,127	19,305,572	15,752,992	55
56.	Risk weight factor	* 0%	* 20%	* 50%	* 100%	56

57.	Risk-weighted assets by risk weight category (for each column,	RCFD B700	RCFD B701	RCFD B702	RCFD B703
	item 55 multiplied by item 56)	0	4,400,625	9,652,786	15,752,992	57
					RCFD 1651
58.	Market risk equivalent assets				0	58

59.	Risk-weighted assets before deductions for excess allowance for loan and lease losses				RCFD B704
	and allocated transfer risk reserve (sum of item 57, columns C through F, and item 58)				29,806,403	59
					RCFD A222
60.	LESS: Excess allowance for loan and lease losses				0	60
					RCFD 3128
61.	LESS: Allocated transfer risk reserve				0	61
					RCFD A223
62.	Total risk-weighted assets (item 59 minus items 60 and 61)				29,806,403	62

Memoranda

Dollar Amounts in Thousands		RCFD	Bil | Mil | Thou
1.	Current credit exposure across all derivative contracts covered by the risk-based capital standards	8764	73,730	M.1

			With a remaining maturity of
				(Column A) One year or less five years		(Column B) Over one year through		(Column C) Over five years
			RCFD	Tril | Bil | Mil | Thou	RCFD	Tril | Bil | Mil | Thou	RCFD	Tril | Bil | Mil | Thou
2.	Notional principal amounts of derivative contracts: (1)
	a.	Interest rate contracts	3809	191,895	8766	711,755	8767	399,001	M.2.a
	b.	Foreign exchange contracts	3812	0	8769	0	8770	0	M.2.b
	c.	Gold contracts	8771	0	8772	0	8773	0	M.2.c
	d.	Other precious metals contracts	8774	0	8775	0	8776	0	M.2.d
	e.	Other commodity contracts	8777	16,394	8778	16,525	8779	0	M.2.e
	f.	Equity derivative contracts	A000	0	A001	0	A002	0	M.2.f

(1)          Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

Schedule RC-S—Securitization and Asset Sale Activities

Dollar Amounts in Thousands		(Column A) 1-4 Family Residential Loans	(Column B) Home Equity Loans	(Column C) Credit Card Receivables	(Column D) Auto Loans	(Column E) Other Consumer Loans	(Column F) Commercial and Industrial Loans	(Column G) All Other Loans and All Leases
		Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou
Bank Securitization Activities
1.	Outstanding principal balance of assets sold and
	securitized by the reporting bank with servicing
	retained or with recourse or other seller-provided	RCFD B705	RCFD B706	RCFD B707	RCFD B708	RCFD B709	RCFD B710	RCFD B711
	credit enhancements	0	0	0	0	0	0	0	1
2.	Maximum amount of credit exposure
	arising from recourse or other
	seller-provided credit enhancements
	provided to structurs reported in
	item 1 in the form of:
	a. Credit-enhancing interest-only strips
	(included in Schedules RC-B or	RCFD B712	RCFD B713	RCFD B714	RCFD B715	RCFD B716	RCFD B717	RCFD B718
	RC-F or in Schedule RC, item 5)	0	0	0	0	0	0	0	2.a
	b. Subordinated securities and	RCFD C393	RCFD C394	RCFD C395	RCFD C396	RCFD C397	RCFD C398	RCFD C399
	other residual interests	0	0	0	0	0	0	0	2.b
	c. Standby letters of credit and	RCFD C400	RCFD C401	RCFD C402	RCFD C403	RCFD C404	RCFD C405	RCFD C406
	other enhancements	0	0	0	0	0	0	0	2.c
3.	Reporting bank’s unused commitments
	to provide liquidity to structures	RCFD B726	RCFD B727	RCFD B728	RCFD B729	RCFD B730	RCFD B731	RCFD B732
	reported in item 1	0	0	0	0	0	0	0	3
4.	Past due loan amounts included in item 1:	RCFD B733	RCFD B734	RCFD B735	RCFD B736	RCFD B737	RCFD B738	RCFD B739
	a. 30-89 days past due	0	0	0	0	0	0	0	4.a
		RCFD B740	RCFD B741	RCFD B742	RCFD B743	RCFD B744	RCFD B745	RCFD B746
	b. 90 days or more past due	0	0	0	0	0	0	0	4.b
5.	Charge-offs and recoveries on assets sold
	and securitized with servicing retained or with
	recourse or other seller-provided credit
	enhancements (calendar year-to-date):	RIAD B747	RIAD B748	RIAD B749	RIAD B750	RIAD B751	RIAD B752	RIAD B753
	a. Charge-offs	0	0	0	0	0	0	0	5.a
		RIAD B754	RIAD B755	RIAD B756	RIAD B757	RIAD B758	RIAD B759	RIAD B760
	b. Recoveries	0	0	0	0	0	0	0	5.b

Dollar Amounts in Thousands		(Column A) 1-4 Family Residential Loans	(Column B) Home Equity Loans	(Column C) Credit Card Receivables	(Column D) Auto Loans	(Column E) Other Consumer Loans	(Column F) Commercial and Industrial Loans	(Column G) All Other Loans and All Leases
		Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou
6.	Amount of ownership (or seller’s)
	interest carried as:		RCFD B761	RCFD B762			RCFD B763
	a. Securities (included in RC-B or RC, item 5)		0	0			0		6.a
			RCFD B500	RCFD B501			RCFD B502
	b. Loans (included in Schedule RC-C)		0	0			0		6.b
7.	Past due loan amounts included in
	interests reported in item 6.a:		RCFD B764	RCFD B765			RCFD B766
	a. 30-89 days past due		0	0			0		7.a
			RCFD B767	RCFD B768			RCFD B769
	b. 90 days or more past due		0	0			0		7.b
8.	Charge-offs and recoveries on loan
	amounts included in interests reported
	in item 6.a (calendar year-to-date):		RIAD B770	RIAD B771			RIAD B772
	a. Charge-offs		0	0			0		8.a
			RIAD B773	RIAD B774			RIAD B775
	b. Recoveries		0	0			0		8.b

For Securitization Facilities Sponsored By or Otherwise Established By Other Institutions
9.	Maximum amount of credit exposure
	arising from credit enhancements
	provided by the reporting bank to other
	institutions’ securitization structures in
	the form of standby letters of credit,
	purchased subordinated securities,	RCFD B776	RCFD B777	RCFD B778	RCFD B779	RCFD B780	RCFD B781	RCFD B782
	and other enhancements	0	0	0	0	0	0	0	9
10.	Reporting bank’s unused commitments
	to provide liquidity to other institutions’	RCFD B783	RCFD B784	RCFD B785	RCFD B786	RCFD B787	RCFD B788	RCFD B789
	securitization structures	0	0	0	0	0	0	0	10

Dollar Amounts in Thousands		(Column A) 1-4 Family Residential Loans	(Column B) Home Equity Loans	(Column C) Credit Card Receivables	(Column D) Auto Loans	(Column E) Other Consumer Loans	(Column F) Commercial and Industrial Loans	(Column G) All Other Loans and All Leases
		Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou
Bank Asset Sales
11.	Assets sold with recourse or other seller-
	provided credit enhancements and not	RCFD B790	RCFD B791	RCFD B792	RCFD B793	RCFD B794	RCFD B795	RCFD B796
	securitized by the reporting bank	0	0	0	0	0	0	0	11
12.	Maximum amount of credit exposure
arising from recourse or other seller-
	provided credit enhancements pro-	RCFD B797	RCFD B798	RCFD B799	RCFD B800	RCFD B801	RCFD B802	RCFD B803
	vided to assets reported in item 11	0	0	0	0	0	0	0	12

Memoranda

Dollar Amounts in Thousands		RCFD	Bil | Mil | Thou
1.	Small Business obligations transferred with recourse under Section 208 of the Riegle
	Community Development and Regulatory Improvement Act of 1994:
	a. Outstanding principal balance	A249	0	M.1.a
	b. Amount of retained recourse on these obligations as of the report date	A250	0	M.1.b
2.	Outstanding principal balance of assets serviced for others:
	a. 1-4 family residential mortgages serviced with recourse or other servicer-provided credit enhancements	B804	0	M.2.a
	b. 1-4 family residential mortgages serviced with no recourse or other servicer-provided credit enhancements	B805	233	M.2.b
	c. Other financial assets (1)	A591	68,546	M.2.c
3.	Asset-backed commercial paper conduits:
	a. Maximum amount of credit exposure arising from credit enhancements provided to conduit structures in the form of standby letters of
	credit, subordinated securities, and other enhancements:
	(1) Conduits sponsored by the bank, a bank affiliate, or the bank’s holding company	B806	0	M.3.a.1
	(2) Conduits sponsored by other unrelated institutions	B807	0	M.3.a.2
	b. Unused commitments to provide liquidity to conduit structures:
	(1) Conduits sponsored by the bank, a bank affiliate, or the bank’s holding company	B808	0	M.3.b.1
	(2) Conduits sponsored by other unrelated institutions	B809	0	M.3.b.2
4.	Outstanding credit card fees and finance charges included in Schedule RC-S, item 1, column c (2)	C407	0	M.4

(1)          Memorandum item 2.c is to be completed if the principal balance of other financial assets serviced for others is more than $10 million.

(2)          Memorandum item 4 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.

Wells Fargo Bank Minnesota, N.A.	FFIEC 031
Legal Title of Bank	RC-28
Transmitted to InterCept on 07/29/2003. Confirmation Number - 0007954
FDIC Certificate Number - 05208

Schedule RC-T—Fiduciary and Related Services

Items 12 through 23 and Memorandum item 4 will not be made available to the public on an individual Institution basis.

		RCFD	YES / NO
1.	Does the bank have fiduciary powers? (If “NO”, do not complete Schedule RC-T.)	A345	YES	1

		RCFD	YES/NO
2.	Does the bank exercise the fiduciary powers it has been granted?	A346	YES	2

		RCFD	YES/NO
3.	Does the institution have any fiduciary or related activity (in the form of assets or accounts)? (If “NO,” do not complete the rest of Schedule RC-T.)	B867	YES	3

	If the answer to item 3 is “YES”, complete the applicable items of Schedule RC-T, as follows:

Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $250 million (as of the preceding December 31) or with gross fiduciary and related services income greater than 10% of revenue (net interest income plus noninterest income) for the preceeding calendar year must complete:

	• Items 4 through 19.a quarterly,
	• Items 20 through 23 annually with the December report, and
	• Memorandum items 1 through 4 annually with the December report.

Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $100 million but less than or equal to $250 million (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:

	• Items 4 through 23 annually with the December report, and
	• Memorandum items 1 through 4 annually with the December report.

Institutions with total fiduciary assets (item 9, sum of columns A and B) of $100 million or less (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:

	• Items 4 through 11 annually with the December report, and
	• Memorandum items 1 through 3 annually with the December report.

			(Column A) Managed Assets	(Column B) Non-Managed Assets	(Column C) Number of Managed	(Column D) Number of Non-Managed
Dollar Amounts in Thousands			Tril | Bil | Mil | Thou	Tril | Bil | Mil | Thou	Accounts	Accounts
FIDUCIARY AND RELATED ASSETS			RCFD B868	RCFD B869	RCFD B870	RCFD B871
4.	Personal trust and agency accounts		7,595,284	565,478	8,795	225	4
5.	Retirement related trust and agency accounts:		RCFD B872	RCFD B873	RCFD B874	RCFD B875
	a.	Employee benefit-defined contribution	2,317,072	24,098,537	94	2,376	5.a
			RCFD B876	RCFD B877	RCFD B878	RCFD B879
	b.	Employee benefit-defined benefit	2,928,571	15,126,065	79	485	5.b
			RCFD B880	RCFD B881	RCFD B882	RCFD B883
	c.	Other retirement accounts	1,402,689	4,457,468	1,358	620	5.c
			RCFD B884	RCFD B885	RCFD C001	RCFD C002
6.	Corporate trust and agency accounts		1,449,455	55,028,088	321	13 108	6
			RCFD B886		RCFD B888
7	Inventment management agency accounts		551,716		348		7
			RCFD B890	RCFD B891	RCFD B892	RCFD B893
8.	Other fiduciary accounts		812,216	12,268,255	195	880	8

		(Column A) Managed Assets	(Column B) Non-Managed Assets	(Column C) Number of Managed	(Column D) Number of Non-Managed
Dollar Amounts in Thousands		Tril | Bil | Mil | Thou	Tril | Bil | Mil | Thou	Accounts	Accounts
FIDUCIARY AND RELATED ASSETS
9.	Total fiduciary accounts	RCFD B894	RCFD B895	RCFD B896	RCFD B897
	(sum of items 4 through 8)	17,057,003	111,543,891	11,190	17,694	9
			RCFD B898		RCFD B899
10.	Custody and safekeeping accounts		174,338,036		3,034	10
11.	Fiduciary accounts held in foreign	RCFN B900	RCFN B901	RCFN B902	RCFN B903
	ofices (included in items 9 and 10)	0	0	0	0	11

Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou
FIDUCIARY AND RELATED SERVICES INCOME
12.	Personal trust and agency accounts	B904	32,338	12
13.	Retirement related trust and agency accounts:
a.	Employee benefit—defined contribution	B905	952	13.a
b.	Employee benefit—defined benefit	B906	7,615	13.b
c.	Other retirement accounts	B907	10,471	13.c
14.	Corporate trust and agency accounts	A479	18,495	14
15.	Investment management agency accounts	B908	16,267	15
16.	Other fiduciary accounts	A480	22,762	16
17.	Custody and safekeeping accounts	B909	5,273	17
18.	Other fiduciary and related services income	B910	2,832	18
19.	Total gross fiduciary and related services income (sum of items 12 through 18) (must equal Schedule RI, item 5.a)	4070	117,005	19
a.	Fiduciary and related services income-foreign offices (included in item 19)	B912	0	19.a
20.	Less: Expenses	C058	N/A	20
21.	Less: Net losses from fiduciary and related services	A488	N/A	21
22.	Plus: Intracompany income credits for fiduciary and related services	B911	N/A	22
23.	Net fiduciary and related services income	A491	N/A	23

Memoranda

Managed Assets
Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou
1.	Managed assets held in personal trust and agency accounts:
a.	Non interest-bearing deposits	B913	N/A	M.1.a
b.	Interest-bearing deposits	B914	N/A	M.1.b
c.	U.S. Treasury and U.S. Government agency obligations	B915	N/A	M.1.c
d.	State, county and municipal obligations	B916	N/A	M.1.d
e.	Money market mutual funds	B917	N/A	M.1.e
f.	Other short-term obligations	B918	N/A	M.1.f
g.	Other notes and bonds	B919	N/A	M.1.g
h.	Common and preferred stocks	B920	N/A	M.1.h
i.	Real estate mortgages	B921	N/A	M.1.i
j.	Real estate	B922	N/A	M.1.j
k.	Miscellaneous assets	B923	N/A	M.1.k
l.	Total assets of managed personal trust and agency accounts (sum of Memorandum items 1.a through 1.k) (must equal Schedule RC-T, item 4, column A)	B868	N/A	M.1.l

				(Column A) Number of Issues		(Column B) Principal Amount Outstanding
Dollar Amounts in Thousands			RCFD		RCFD	Bil | Mil | Thou
2.	Corporate trust and agency accounts:
	a.	Corporate and municipal trusteeships	B927	N/A	B928	N/A	M.2.a
	b.	Transfer agent, registrar, paying agent, and other corporate agency	B929	N/A			M.2.b

				(Column A) Number of Funds		(Column B) Market Value of Fund Assets
Dollar Amounts in Thousands			RCFD		RCFD	Bil | Mil | Thou
3.	Collective investment funds and common trust funds:
	a.	Domestic equity	B931	N/A	B932	N/A	M.3.a
	b.	International/Global equity	B933	N/A	B934	N/A	M.3.b
	c.	Stock/Bond blend	B935	N/A	B936	N/A	M.3.c
	d.	Taxable bond	B937	N/A	B938	N/A	M.3.d
	e.	Municipal bond	B939	N/A	B940	N/A	M.3.e
	f.	Short term investments/Money market	B941	N/A	B942	N/A	M.3.f
	g.	Specialty/Other	B943	N/A	B944	N/A	M.3.g
	h.	Total collective investment funds (sum of Memorandum items 3.a through 3.g)	B945	N/A	B946	N/A	M.3.h

				(Column A) Gross Losses Managed Accounts		(Column B) Gross Losses Non-Managed Accounts		(Column C) Recoveries
Dollar Amounts in Thousands			RIAD	Mil | Thou	RIAD	Mil | Thou	RIAD	Mil | Thou
4.	Fiduciary settlements, surcharges and other losses:
	a.	Personal trust and agency accounts	B947	N/A	B948	N/A	B949	N/A	M.4.
	b.	Retirement related trust and agency accounts	B950	N/A	B951	N/A	B952	N/A	M.4.
	c.	Investment management agency accounts	B953	N/A	B954	N/A	B955	N/A	M.4.
	d.	Other fiduciary accounts and related services	B956	N/A	B957	N/A	B958	N/A	M.4.
	e.	Total fiduciary settlements, surcharges, and other losses (sum of Memorandum items 4.a through 4.d) (sum of columns A and B minus column C must equal Schedule RC-T, item 21)	B959	N/A	B960	N/A	B961	N/A	M.4.

Person to whom questions about Schedule RC-T—Fiduciary and Related Services should be directed:

Karen B. Martin, Vice President
Name and Title (TEXT B962)

karen.b.martin@wellsfargo.com
E-mail Address (TEXT B926)

		612-667-3975				612-667-3659
		Telephone: Area code/phone number/extension (TEXT B963)				FAX: Area code/phone number (TEXT B964)

Optional Narrative Statement Concerning the Amounts
Reported in the Reports of Condition and Income
at close of business on June 30, 2003
Transmitted to InterCept on 07/29/2003. Confirmation Number - 0007954

FFIEC 031
RC-31

Wells Fargo Bank Minnesota, N.A.	Minneapolis	MN
Legal Title of Bank	City	State

The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However, the information reported in Schedule RC-T, items 12 through 23 and Memorandum item 4, is regarded as confidential and will not be released to the public.  BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-T, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the “No comment’ box below and should make no entries of any kind in the space provided for the narrative statement; I.e., DO NOT enter in this space such phrases as “No statement,” “Not applicable,” “N/A,” “No comment,” and “None.”

The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank’s statement both on agency computerized records and in computer-file releases to the public.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement’s accuracy.  The statement must be signed, in the space provided below, by a senior officer of the bank who thereby attests to its acuracy.

If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank, at its option, may replace it with a statement, under signature, appropriate to the amended data.

The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the trucnation of the statements exceeding the 750-character limit described above.) THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.

X = NO COMMENT Y = COMMENT			6979	X
BANK MANAGEMENT STATEMENT (please type or print clearly):
	TEXT (70 characters per line)
6980

	Signature of Executive Officer of Bank	Date of Signature

THIS PAGE IS TO BE COMPLETED BY ALL BANKS
Transmitted to InterCept on 07/29/2003. Confirmation Number - 0007954

NAME AND ADDRESS OF BANK	OMB No. For OCC: 1557-0081
OMB No. For FDIC: 3064-0052
OMB No. For Federal Reserve: 7100-0036
Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Expiration Date: 4/30/2006

SPECIAL REPORT
(Dollar Amounts in Thousands)

	CLOSE OF BUSINESS DATE	FDIC Certificate Number
	6/30/2003	5208

LOANS TO EXECUTIVE OFFICERS (Complete as of each Call Report Date)

The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition. With each Report of Condition, these Laws require all banks to furnish a report of all loans or other extensions of credit to their excutive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert “none” against subitem (a).  (Excluded the first $15, 000 of indebtedness of each executive officer under bank credit card plan.)

See Sections 215.2 and 215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board Regulation O) for the definitions of “executive officer” and “extension of credit,” respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.

			RCFD
a. Number of loans made to executive officers since the previous Call Report date			3561	0	a
b. Total dollar amount of above loans (in thousands of dollars)			3562	0	b
c. Range of interest charged on above loans	From			To
(example: 9-3/4% = 9.75)	7701	0.00%	7702	0.00	% c

SIGNATURE AND TITLE OF OFFICER AUTHORIZED TO SIGN REPORT	DATE (Month, Day, Year)

/s/ Karen B Martin, Vice President	7/21/2003